UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN ENVIROTECH HOLDINGS CORP.

Delaware
 (State or Other Jurisdiction of Incorporation or Organization)

1000
 (Primary Standard Industrial Classification Code Number)

32-0218005
 (I.R.S. Employer Identification No.)

PO Box 692
5300 Claus Road
Riverbank, CA 95367
(209) 863-9000
 (Address and telephone number of principal executive offices)

Gary DeLaurentiis
PO Box 692
5300 Claus Road
Riverbank, CA 95367
 (Name, address and telephone number of agent for service

Copy to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Telephone No.: (212) 930-9700
Fax No.: (212) 930-9725

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ x ]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering price per	aggregate	Amount of
Title of class of securities to be registered	Amount to be registered (1)	share (3)	offering price (2)	registration fee

Common Stock, $.001 par value per share	14,606,826 shares(2)	$0.105	$1,533,716.73	$178.06

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Represents shares of common stock offered by the selling stockholder.

(3) Estimated in accordance with Rule 457 of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low prices of our stock reported by the Over-the-Counter Bulletin Board (the “OTCBB”) on July 6, 2011, which was $0.105.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 8, 2011
PRELIMINARY PROSPECTUS

GREEN ENVIROTECH HOLDINGS CORP.

14,606,826 Shares of Common Stock

This prospectus relates to the resale of up to 14,606,826 shares of our common stock, par value $0.001 per share, by Centurion Private Equity, LLC (“Centurion” or “Selling Security Holder”), which includes (i) 290,641 shares issued to Centurion as a commitment fee pursuant to the terms of the investment agreement we entered into with Centurion on April 8, 2011 (the “Investment Agreement”), (ii) 31,250 shares issued to Centurion as a due diligence/legal and administrative fee in connection with the Investment Agreement, and  (iii) 14,284,935 Put Shares that we will put to Centurion pursuant to the Investment Agreement.

The Investment Agreement with Centurion provides that Centurion is committed to purchase up to $5 million of our common stock (“Put Shares”). We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

The 14,606,826 shares included in this prospectus represent a portion of the shares issuable to Selling Security Holder under the Investment Agreement. This portion was calculated as approximately one-third of the Company’s public float.

Centurion is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Investment Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate on the earlier of (i) two years after the registration statement to which this prospectus is made a part is declared effective by the SEC, or (ii) thirty months from the date of the Investment Agreement.

When we put an amount of shares to Centurion (a “Put”), the per share purchase price that Centurion will pay to us in respect of such Put will be determined in accordance with a formula set forth in the Investment Agreement.

Generally, the price per share for each Put will be determined as follows: If the Market Price (defined below) for the Put is greater than $0.10, the purchase price for the Put Shares (the “Put Share Price”) sold in that Put shall equal 97% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If the Market Price for the Put is $0.10 or less, the purchase price for the Put Shares sold in that Put shall equal the lesser of (i) 97% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable Put. “Company Designated Minimum Put Share Price” means a minimum purchase price per Put share at which Centurion may purchase shares of common stock pursuant to the Company’s Put notice. The Company Designated Minimum Put Share Price shall be no greater than the lesser of (i) 80% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125 and shall be no less than the lesser of (i) 70% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Investment Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “GETH.”  The closing price of our common stock on July 7, 2011 was $0.14. Centurion may sell our shares of common stock described in this prospectus at prevailing market prices or at privately negotiated prices

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 6.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2011.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock.

About Us

We are a development stage plastics recovery, separation, cleaning, and recycling company. We intend to supply recycled commercial plastics to industries such as the automotive and consumer products industries, and plan to construct large-scale plastics recycling facilities near automotive shredder locations nationwide. Operating with large national metal recycling partners, the Company, using a patent-pending process developed in conjunction with Thar Process, Inc., and Ergonomy LLC, will produce recycled commercial grade plastics ready to be re-introduced into commerce.  Additionally, with other strategic partners, we will convert waste and scrap plastic (both from its own processing and from other sources) into high-value energy products, including synthetic oil.

For the three months ended March 31, 2011 and 2010, we had revenue of $34,505 and $0, respectively, and net losses of $402,311 and $369,358, respectively. For the years ended December 31, 2010 and 2009, we had no revenues and net losses of $3,261,492 and $599,152, respectively.

In our auditors' report dated April 4, 2011, they have expressed substantial doubt about our ability to continue as a going concern.

About This Offering

This offering relates to the resale of up to 14,606,826 shares of our common stock by Selling Security Holder, which consists of (i) 290,641 shares issued to Selling Security Holder as a commitment fee, (ii) 31,250 shares issued to Selling Security Holder as a due diligence/legal and administrative fee, and (iii) 14,284,935 Put Shares that we will put to Centurion pursuant to the Investment Agreement. The 14,606,826 shares included in this prospectus represent a portion of the aggregate shares issuable to Selling Security Holder under the Investment Agreement. This portion was calculated as approximately one third of the Company’s public float.

On April 8, 2011, Company entered into an investment agreement with Centurion Private Equity, LLC (“Centurion” or “Selling Security Holder”). Pursuant to the Investment Agreement,

●
Centurion agreed to purchase from the Company, from time to time in the Company’s sole discretion (subject to the conditions set forth therein), for a period commencing on the effective date of the registration statement to be filed by the Company for resale of the shares of common stock issuable under the Investment Agreement, until the earlier of (i) two years after the registration statement to which this prospectus is made a part is declared effective by the SEC, or (ii) thirty months from the date of the Investment Agreement, up to $5,000,000 in the Company’s common stock.

●
The Company issued to Centurion 290,641 shares of common stock as a commitment fee (the “Commitment Shares”) and 31,250 shares of common stock as a due diligence/legal and administrative fee (the “Fee Shares”).

●
Pursuant to a registration rights agreement between the Company and Centurion entered into in connection with the Investment Agreement, the Company agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, issuable under the Investment Agreement (including the Commitment Shares and the Fee Shares).

●
Generally, the price per share for each Put will be determined as follows: If the Market Price (defined below) for the Put is greater than $0.10, the purchase price for the Put Shares (the “Put Share Price”) sold in that Put shall equal 97% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If the Market Price for the Put is $0.10 or less, the purchase price for the Put Shares sold in that Put shall equal the lesser of (i) 97% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable Put. “Company Designated Minimum Put Share Price” means a minimum purchase price per Put share at which Centurion may purchase shares of common stock pursuant to the Company’s Put notice. The Company Designated Minimum Put Share Price The Company Designated Minimum Put Share Price shall be no greater than the lesser of (i) 80% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125 and shall be no less than the lesser of (i) 70% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125.

●
The maximum amount of common stock that Centurion shall be obligated to purchase with respect to any single closing under the Investment Agreement will be the lesser of (i) 2,000,000 shares, (ii) 15% of the sum of the aggregate daily reported trading volume in the Company’s common stock for all Evaluation Days (as defined in the Investment Agreement) in the Pricing Period (as defined in the Investment Agreement), excluding any block trades that exceed 20,000 shares of common stock, (iii) the number of Put Shares (as defined in the Investment Agreement) which, when multiplied by their respective Put Share Prices (as defined in the Investment Agreement), equals the Maximum Put Dollar Amount (as defined in the Investment Agreement), and (iv) such amount which would cause Centurion’s beneficial ownership of the Company’s common stock to exceed 4.9%.

We relied on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The transaction does not does involve a private offering, Centurion is an “accredited investor” and Centurion has access to information about the Company and its investment.

At an assumed purchase price under the Investment Agreement of $0.1358 (equal to 97% of the closing price of our common stock of $0.14 on July 7, 2011), we will be able to receive up to $1,939,894 in gross proceeds, assuming the sale of the entire 14,284,935 Put Shares  being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.1358 under the Investment Agreement, we would be required to register 22,533,917 additional shares to obtain the balance of $5,000,000 under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Centurion will periodically purchase our common stock under the Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Centurion to raise the same amount of funds, as our stock price declines.

Summary of the Shares offered by the Selling Security Holder

Common stock offered by Selling Security Holder	14,606,826 shares of common stock (including 321,891 previously issued shares and 14,284,935 shares issuable as Put Shares under the Investment Agreement).

Common stock outstanding before the offering	69,212,730, as of June 20, 2011

Common stock outstanding after the offering	83,497,665 shares.

Terms of the Offering	Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering
Pursuant to the Investment Agreement, this offering will terminate on the earlier to occur of (i) two years after the registration statement to which this prospectus is made a part is declared effective by the SEC and (ii) 30 months from April 8, 2011).

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder. However, we will receive proceeds from sale of our common stock under the Investment Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

OTCBB Symbol	GETH

RISK FACTORS
An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risk Factors related to our Business

We are currently not profitable and may never become profitable.

We have a history of losses totaling $4,588,092 through March 31, 2011 and we expect to incur additional substantial operating losses for the foreseeable future and we may never achieve or maintain profitability.  We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability.  We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock and investors would in all likelihood lose their entire investment.

Our independent registered accounting firm has expressed doubt about our ability to continue as a going concern.

Because, as of December 31, 2010, we had not generated revenue since our inception, our independent registered accounting firm has included in their report for the years ended December 31, 2010 and 2009, an expression of uncertainty with respect to the Company’s ability to continue as a going concern.

Our independent registered accounting firm has expressed doubt about our ability to continue as a going concern.

Because, as of December 31, 2010, we had not generated revenue since our inception, our independent registered accounting firm has included in their report for the years ended December 31, 2010 and 2009, an expression of uncertainty with respect to the Company’s ability to continue as a going concern.

We may not be able to retain our interest in our Magic Bright subsidiary.

On March 30, 2011, we closed on the acquisition of all of the issued shares of Magic Bright Limited (“Magic Bright”). Our only revenues to date have been through our Magic Bright subsidiary. Under the terms of the purchase agreement pursuant to which we acquired all of the issued capital of Magic Bright, if the Company (i) does not obtain and allocate at least $2,000,000 of net proceeds from financings towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the $1,000,000 in cash consideration for the acquisition by December 16, 2011, each seller shall have the option to re-purchase the Ordinary Shares sold by such seller to the Company, in exchange for the Magic Bright Acquisition Series Convertible Preferred Stock issued by the Company to such seller. In addition, three years from the closing, each seller will have a one-time ninety (90) day option  to purchase back 50.1% of the Ordinary Shares sold by such seller to the Company, in exchange for the 50% of the Magic Bright Acquisition Series Convertible Preferred Stock issued by the Company to such seller (or the fair market equivalent in cash of such shares).

Our business is difficult to evaluate because we have a limited operating history and an uncertain future.

We have a limited operating history upon which to evaluate our present business and future prospects.  We face risks and uncertainties relating to our ability to implement our business plan successfully.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise generally.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we operate.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

We will need significant additional capital, which we may be unable to obtain.

As of March 31, 2011, we had $76,300 in cash available. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures.  Accordingly we need significant additional capital to fund our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  If we are unable to raise substantial capital, investors will lose their entire investment.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

We do not believe there are track records for companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we will fail to meet our objectives and not realize the revenues or profits from the business we pursue, which would cause the value of the Company to decrease, thereby potentially causing in all likelihood, our stockholders to lose their investment.

Our business will be dependent on a few large suppliers for feedstock and is vulnerable to changes in availability or supply of such feedstock.

We intend to derive our feedstock from suppliers who are operating large automotive shredders. Any substantial alteration or termination of our contracts or agreements with those particular suppliers may have a material adverse effect on our revenue as we may be unable to run our operation at capacity without a sufficient source of feedstock.

We will rely on several large customers for our product and are vulnerable to dramatic shifts in their industry.

We intend to focus on selling our product to the automotive industry initially, for use in production of new automobiles.  Most of our customers and end users are subject to budgetary and political constraints which may delay or limit purchases of our products, and we will have no control over those decisions.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

1.	Our ability to raise substantial additional capital to fund the implementation of our business plan
2.	Our ability to execute our business strategy
3.	The ability of our products and services to achieve market acceptance
4.	Our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships
5.	Our ability to attract and retain qualified personnel
6.	Our ability to manage our third party relationships effectively
7.	Our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

If we are unable to manage our intended growth, our prospects for future profitability will be adversely affected.

We intend to aggressively expand our marketing and sales program.  Rapid expansion may strain our managerial, financial and other resources.  If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected.  Our systems, procedures, controls and management resources also may not be adequate to support our future operations.  We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

Our insurance policies may be inadequate in a catastrophic situation and potentially expose us to unrecoverable risks.

We will have limited commercial insurance policies.  Any significant claims against us would have a material adverse effect on our business, financial condition and results of operations.  Insurance availability, coverage terms and pricing continue to vary with market conditions.  We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks. We may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur.  We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance.  Such conditions have resulted in higher premium costs, higher policy deductibles and lower coverage limits.  For some risks, we may not have or maintain insurance coverage because of cost or availability.

We may become liable for damages for violations of environmental laws and regulations.

We are subject to various environmental laws and regulations enacted in the jurisdictions in which we operate which govern the manufacture, importation, handling and disposal of certain materials used in our operations. We are in the process of establishing procedures to address compliance with current environmental laws and regulations and we monitor our practices concerning the handling of environmentally hazardous materials. However, there can be no assurance that our procedures will prevent environmental damage occurring from spills of materials handled by the Company or that such damage has not already occurred. On occasion, substantial liabilities to third parties may be incurred. We may have the benefit of insurance maintained by the Company. However, the Company may become liable for damages against which it cannot adequately insure or against which it may elect not to insure because of high costs or other reasons.

 We face intense competition and may not be able to successfully compete.

The Company currently does not have direct competitors in the capacity range we target. However, there can be no assurance that: (i) the Company will not have direct competition in the future, (ii) that such competitors will not substantially increase the resources devoted to the development and marketing of their products and services that compete with those of the Company, or (iii) that new or existing competitors will not enter the market in which the Company is active.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Gary DeLaurentiis, our Chief Executive Officer, and Wong Kwok Wing, Tony, the President of our Magic Bright subsidiary.  There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on the Company.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on the Company.  We have no “key man” insurance on any of our key employees.

The People’s Republic of China’s economic policies and conditions could affect our business.

The principal market and operations of our Magic Bright subsidiary are in the PRC. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in the PRC.  While the PRC’s economy has experienced significant growth in the past 20 years, such growth has been uneven geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of the PRC, but some measures may have a negative effect on us.  For example, our operating results and financial condition may be adversely affected by changes relating import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social life.

Risks Relating to the Offering

We are registering an aggregate of 14,606,826 shares of common stock issued or issuable under the Investment Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 14,606,826 shares of common stock under the registration statement of which this prospectus forms a part, including (i) 290,641 shares issued to Centurion as a commitment fee pursuant to the terms of the Investment Agreement, (ii) 31,250 shares issued to Centurion as a due diligence/legal and administrative fee in connection with the Investment Agreement, and (iii) 14,284,935 Put Shares that we will put to Centurion pursuant to the Investment Agreement. The 14,606,826 shares of our common stock represent approximately 33% of our public float. The sale of these shares into the public market by Centurion could depress the market price of our common stock.

The Company may not have access to the full amount available under the Investment Agreement.

We have not drawn down funds and have not issued Put Shares under the Investment Agreement with Centurion. Our ability to draw down funds and sell shares under the Investment Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 14,606,826 total shares (including 14,284,935 Put Shares) of our common stock issued or issuable under the Investment Agreement, and our ability to access the Investment Agreement to sell any remaining shares issuable under the Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares, which we may not file until the later of 60 days after Centurion and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part. These subsequent registration statements may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Centurion under the Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Investment Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Investment Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $5 million available to us under the Investment Agreement.

Because Centurion will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Investment Agreement.

Generally, the price per share for each Put will be determined as follows: If the Market Price (defined below) for the Put is greater than $0.10, the purchase price for the Put Shares (the “Put Share Price”) sold in that Put shall equal 97% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If the Market Price for the Put is $0.10 or less, the purchase price for the Put Shares sold in that Put shall equal the lesser of (i) 97% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable Put. “Company Designated Minimum Put Share Price” means a minimum purchase price per Put share at which Centurion may purchase shares of common stock pursuant to the Company’s Put notice. The Company Designated Minimum Put Share Price The Company Designated Minimum Put Share Price shall be no greater than the lesser of (i) 80% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125 and shall be no less than the lesser of (i) 70% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Centurion has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Centurion sells the shares, the price of our common stock could decrease. If our stock price decreases, Centurion may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The Investment Agreement’s pricing structure may result in dilution to our stockholders.

Pursuant to the Investment Agreement, Centurion committed to purchase, subject to certain conditions, up to $5 million of our common stock over a period commencing on the effective date of the registration statement of which this prospectus forms a part and terminating on the earlier of (i) two years after the registration statement to which this prospectus is made a part is declared effective by the SEC, or (ii) thirty months from the date of the Investment Agreement. If we sell shares to Centurion under the Investment Agreement, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Investment Agreement, we will issue shares to Centurion at purchase price per share determined as follows: If the Market Price for the Put is greater than $0.10, the purchase price for the Put Shares (the “Put Share Price”) sold in that Put shall equal 97% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If the Market Price for the Put is $0.10 or less, the purchase price for the Put Shares sold in that Put shall equal the lesser of (i) 97% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If we draw down amounts under the Investment Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

Risks Relating to our Common Stock

There is a limited trading market for the Common Stock.

Our Common Stock is eligible for quotation on the Over-the-Counter Bulletin Board, or OTCBB. However, to date there has been a limited trading market for the Common Stock, and we cannot give assurance that a more active trading market will develop. The lack of an active, or any, trading market will impair a stockholder’s ability to sell his shares at the time he wishes to sell them or at a price that he considers reasonable.  An inactive market will also impair our ability to raise capital by selling shares of capital stock and will impair our ability to acquire other companies or assets by using common stock as consideration.

Stockholders may have difficulty trading and obtaining quotations for our Common Stock.

There has been limited trading market for our Common Stock, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulletin Board may fluctuate widely in the future. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of our Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock is likely to be highly volatile and subject to wide fluctuations.

Dramatic fluctuations in the price of our Common Stock may make it difficult to sell our Common Stock. The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities in connection with (i) future capital financings to fund our operations and growth, and (ii) attracting and retaining valuable personnel and in connection with future strategic partnerships with other companies;

●	variations in our quarterly operating results;

●	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

●	the general economic slowdown;

●	sales of large blocks of our Common Stock;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

●	Fluctuations stock market prices and volumes.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

The ownership of our Common Stock is highly concentrated in our officers.

Based on the 69,212,730 shares of Common Stock outstanding as of June 23, 2011, Gary DeLaurentiis our Chief Executive Officer beneficially owns approximately 23% of our outstanding Common Stock. As a result, Mr. DeLaurentiis has the ability to exercise a significant degree of control over our business by, among other items, his voting power with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing, among other items, a change in control of the Company.

Our founders received their shares of our Common Stock at a price of $.01 per share.

Our founders received their shares of our Common Stock at a price of $.01 per share. The low purchase price for such shares may make it more likely that the shares will be sold at lower trading prices. The sale of such shares into the market could have a depressive effect on the trading price of our Common Stock, if then traded.

The Common Stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Common Stock.

The United States Securities and Exchange Commission (the “Commission”) has adopted Rule 15g-9 which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1.	That a broker or dealer approve a person's account for transactions in penny stocks; and

2.	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

1.	Obtain financial information and investment experience objectives of the person; and

2.	Obtain financial information and investment experience objectives of the person; and

3.
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks

4.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and

5.	That the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Common Stock and could limit an investor’s ability to sell the Common Stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could adversely affect our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Common Stock.

No cash dividends have been paid on the Common Stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Common Stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

The rights of the holders of common stock have been impaired by the issuance of preferred stock and may be further impaired by the potential future issuance of preferred stock.

We are authorized to issue up to 25,000,000 shares of blank check preferred stock of which 1,000,000 shares have been designated as Magic Bright Acquisition Series Convertible Preferred Stock (“Magic Bright Preferred Stock”). Holders of Magic Bright Preferred Stock will be entitled to dividends when, as and if declared by the board of directors, and on an-converted basis with the respect to dividends declared on the common stock. The Magic Bright Preferred Stock will entitle holders to a liquidation preference equal to the stated value of $5.00 per share (plus accrued but unpaid dividends). Holders of Magic Bright Preferred Stock are entitled to 5 votes for each share of Magic Bright Preferred Stock held by such holder. Beginning 12 months from the date of issuance of the Magic Bright Preferred Stock (which issuance occurred on March 30, 2011), the Magic Bright Preferred Stock may be converted into common stock, at a rate of 5 shares of common stock for each share of Magic Bright Preferred Stock. A holder of Magic Bright Preferred Stock may not convert any shares of Magic Bright Preferred Stock to common stock unless such holder converts all of such Magic Bright Preferred Stock held by such holder into common stock. The conversion rate will be subject to a one-time adjustment, if, at the time conversion, the 20 day average closing price of the common stock, is less than $1.00 per share, such that the holder would receive a sufficient number of shares of common stock to equal $5,000,000 (assuming the conversion of all 1,000,000 issued shares of Magic Bright Preferred Stock).

Furthermore, our board of directors has the right, without stockholder approval, to issue additional preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets ” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 9.

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock offered by Centurion pursuant to this prospectus. All proceeds from the resale of such shares will be for the account of Centurion. However, we will receive proceeds from the sale of the Put Shares to Centurion pursuant to the Investment Agreement. We intend to use the net proceeds from the sale of the Put Shares under the Investment Agreement for working capital or general corporate needs.

DESCRIPTION OF BUSINESS
Corporate History

              Green EnviroTech Holdings Corp. (the “Company”) was incorporated in the State of Delaware on June 26, 2007 under the name Wolfe  Creek Mining, Inc. On November 20, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green EnviroTech Acquisition Corp., a Nevada corporation, and Green EnviroTech Corp. (“Green EnviroTech”), a plastics recovery, separation, cleaning, and recycling company. Green EnviroTech is a Nevada corporation formed on October 6, 2008 under the name EnviroPlastics Corporation. On October 21, 2009, Enviroplastics Corporation changed its name to Green EnviroTech Corp. and on July 20, 2010, the Company changed its name to Green EnviroTech Holdings Corp.

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), Green EnviroTech Acquisition Corp. merged with and into Green EnviroTech, resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the consummation of the Merger Agreement, the Company issued approximately 45,000,000 shares of its common stock to the shareholders of Green EnviroTech, representing approximately 45% of the issued and outstanding common stock of the Company following the closing of the Merger. Further, the outstanding shares of common stock of Green EnviroTech were cancelled. The acquisition of Green EnviroTech is treated as a reverse acquisition, and the business of Green EnviroTech became the business of the Company. Immediately prior to the reverse acquisition, Wolfe Creek was not engaged in any active business.

Our common stock (“Common Stock”) is quoted on the Over-the-Counter Bulletin Board under the symbol “GETH”.  There has been limited trading to date in the Common Stock. We have a total of 250,000,000 authorized common shares with a par value of $0.001 per share and 25,000,000 authorized preferred shares. On March 11, 2010, the Company effected a 14-to-1 stock dividend, pursuant to which each stockholder of the Company was issued 14 additional shares of common stock for each share of common stock held by such shareholder as of the record date for the stock dividend of March 11, 2010. As a result of this stock dividend, the number of shares of the Company’s common stock issued and outstanding increased from approximately 4,000,000 to 60,000,000. As of May 18, 2011, there are 67,047,447 shares of Common Stock issued and outstanding. All shares amounts in this prospectus reflect the stock dividend unless the context suggests otherwise.

References in this prospectus to “Green EnviroTech”, “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiaries, unless the context otherwise requires. Prior to the effectiveness of the reverse acquisition, these terms refer to Green EnviroTech Corp.  References to “Wolfe Creek” refer to the Company and its business prior to the reverse acquisition

Our Principal Offices

Our executive offices are located at 5300 Claus Road, Riverbank, CA 95367, and our phone number at this address is (209) 863-9000.

Overview of Our Business

The Company is a converter of waste plastic material into products useable in industrial applications.  These applications are primarily base plastic pellet material used by the plastic extrusion industry and crude petroleum used by the major oil refineries.

On March 30, 2011, the Company completed the acquisition of Magic Bright Limited (“Magic Bright”), which is currently the Company’s sole source of revenue. Magic Bright is a global trader and distributor of waste plastic materials.  The principal outlet for its products is in the People’s Republic of China (the “PRC”). Magic Bright’s main office is located in the Lokuille Commercial Building, Unit B/18F, 27 Lock Road, Tsimshatusi, Kowloon, Hong Kong. Magic Bright acquires product from primarily the US and Europe and transports it to Hong Kong and into mainland China.  Its primary customers are small to mid size companies, who purchase the waste plastic in smaller quantities and further process the waste material for re-sale to plastic product manufacturers or are pellet manufacturers themselves.

Magic Bright has been in operation since 2000 and focuses on plastic recycling waste streams from the US and Europe with a majority of the materials coming from Europe.  Magic Bright also trades from time to time in paper and metal products.  Magic Bright purchases plastic materials from the post-consumer and industrial waste streams. Recycling programs in communities collect plastic bottles and film plastic, bale the materials and offer them for sale. Magic Bright uses these sources for a majority of its trading. Additional supplies come from manufacturing processes that have produced scrap and offer it for sale.

Magic Bright suppliers prepare the material for shipping by compressing it into a bale, boxed or put into super sacks and loaded into an export container, which then are delivered to the port. The shipper normally handles this part of the process. Each container load is a minimum of 40,000 pounds. Once the material is purchased, Magic Bright decides which one of its warehouses to ship to or has it shipped directly to a customer. Magic Bright maintains three warehouses in the city of Shunde in southern China and two in the northern city of Tianjin. Both locations have a sales force. Magic Bright employs four sales persons in Shunda and three in Tianjin, who deal with the buyers of the scrap plastics. Most of the buyers have been purchasing materials from Magic Bright for several years.  In addition to the warehouses in Shunde, Magic Bright  maintains a plant in Shunde that takes film plastic, washes and converts the film to pellets. These pellets are sold regionally to manufactures who consume the raw materials in their process.

Magic Bright also owns, through a subsidiary, property in Shunde that consists of approximately 10 acres with a 20,000 square foot building. In addition there is a structure that is 25% complete that is 30,000 square feet. The Company has developed plans of completing the building in 2012 for approximately $ 500,000 USD. The property is currently leased to a furniture company for $10,000 per month. The Company intends to use the property for an additional plant that will take film plastic, washe and convert the film to pellets.

Apart from Magic Bright, we are a development stage company that  intends to supply recycled commercial plastics to industries such as the automotive and consumer products industries, and plan to construct large-scale plastics recycling facilities near automotive shredder locations nationwide. Operating with large national metal recycling partners, the Company, using a patent-pending process developed in conjunction with Thar Process, Inc., and Ergonomy LLC, will produce recycled commercial grade plastics ready to be re-introduced into commerce.  Additionally, with other strategic partners, we will convert waste and scrap plastic (both from its own processing and from other sources) into high-value energy products, including synthetic oil.

Each year, millions of tons of automotive shredder residue (“Shredder Residue”) containing reusable and recyclable plastics are unnecessarily disposed of in landfills.  We believe this is because, while national and global demand for recycled plastic has increased dramatically over the past decade, the technology to efficiently and effectively recycle plastic material from this residue stream has lagged behind.   This has resulted in tremendous waste and created a market for recycled commercial plastics, creating an opportunity for someone with a cost-effective recovery process.

We now have such a process. We were formed to capitalize on the growing market to supply recycled commercial plastic to businesses which currently use or want to use recycled plastics in their products, such as the automotive and consumer products industries.  Working with our metal shredder/recycling partners, we intend to utilize our proprietary cleaning technology to take the Shredder Residue headed to landfills tainted with contaminants and convert it into two streams of recyclable material with no remaining trace of contaminants.  Using our process, plastics, rubber, and foam, can be recovered from the shedder waste.  We will use our proprietary technology to process the plastic stream, removing the contaminants and creating recycled commercial plastic material ready to be re-introduced into commerce.

Our plastic recovery process is both highly cost effective and efficient, and it dramatically reduces the amount of Shredder Residue going to landfills. Our process is environmentally responsible on multiple levels, and it will assist our customers in reducing their carbon footprint by allowing them to utilize a greater percentage of recycled material in their products.

The recovered plastics by us will be our main source of revenue.  Automotive parts manufacturers are our primary target market.  However, the use of our recycled materials isn’t limited to automotive parts.  Numerous other durable goods manufacturers utilize plastics, and recycled plastic will work in many applications. As a result, we believe there is significant demand in both domestic and international markets for these materials, and we have identified multiple targets for our output stream of recycled material, beginning with a large multi-national supplier to the automotive industry worldwide.  We believe that our customers will be able to utilize a larger percentage of highly cost-effective recycled plastic in the manufacturing process of their products and create dramatic savings over the cost of using only virgin plastic (tied to the cost of petroleum).

Automotive Parts---Our Largest Market Prospect

The automotive industry uses plastic for its durability, corrosion resistance, ease of coloring and finishing, resiliency, cost, energy efficiency, and lightweight characteristics. Utilizing lightweight manufacturing products translates directly into improved fuel usage experience and lowered costs to the consumer as well as lower costs to the manufacturer. And, the use of plastics in car bodies, along with improvements in coating technology, contribute to automobiles lasting much longer than vehicles did before the widespread use of plastics in fender liners, quarter panels, and other body parts.

According to the U.S. Department of Labor, despite news of plant closures and unemployed autoworkers, the motor vehicle and parts manufacturing industry continues to be one of the largest employers in the country and a major contributor to the US economy.

In 2006, it was determined by the automotive industry that approximately 9,200 establishments manufactured motor vehicles and motor vehicle parts. We believe the number of such establishments has since declined due to the economic down turn.  The exact number of establishments that have closed has not been determined.  However, a number of the establishments have down sized and merged.   Such establishments include small parts plants with a few workers to huge assembly plants that employ thousands; the largest sector of this industry is motor vehicle parts manufacturing. This industry includes electrical and electronic equipment, engines and transmissions, brake systems, seating and interior trim, steering and suspension components, air-conditioners, and motor vehicle stampings, such as fenders, tops, body parts, trim, and molding.  Plastics are a large and growing part of many of these products.

In 2001, Chrysler Motors created the “Care Car II” program to demonstrate the usage of recycled plastics in automotive design, manufacturing and materials certification.  It was thought that use of recycled plastic in vehicles would reduce costs (from the cost of virgin plastic), reduce the carbon foot print ‘created’ in production, and improve the life cycle analysis results on each vehicle. The key objectives of the “Care Car II” program were to:

1.	Obtain recycled plastics;
2.	Work with the supplier base responsible for the production molding of many parts and components;
3.	Allow suppliers to manufacture these parts using recycled plastics, and process them using the same procedures used in manufacturing parts from virgin plastic; and
4.	Demonstrate recovery technology that made plastic recycling more cost effective.

To demonstrate the “Care Car II” program, plastics were recovered from shredder residue including PP/PE (Polypropylene/Polyethylene), ABS (Acrylonitrile butadiene styrene), PUR ( Polyurethane) as well as foam and rubber. These materials were then used to create over 150 pounds of recycled plastic that could replace virgin plastics in a new vehicle.  The program vehicles’ parts (molded from recycled plastics) were then subjected to accelerated durability testing and met all Chrysler’s performance and material specifications. The vehicles were subsequently shown at the following technical and public events in 2002:

· New York Auto Show;
· Paris Auto Show;
· GPEC International Plastics Convention, Detroit, MI;
· Automotive Reporters Review, New York, NY;
· Washington, DC (Received Environmental Award for the Year);
· Senior Management- DaimlerChrysler, Auburn Hills, MI. and Stuttgart Germany; and
· Ford Motor Company, GM, Mercedes and Porsche.

This demonstration program received numerous write-ups in technical magazines, SAE (Society of Automotive Engineers) Papers, newspapers and proved that substantial cost savings were available to automotive manufacturers through the use of recycled plastic material. It was determined that 100-150 pounds of recycled plastic could be implemented into automotive plastics components for both the interior and exterior parts of new vehicles.  However, at the time in 2001, the necessary production, recovery, and cleaning technologies (removal of PCB’s (Polychlorinated biphenyls)) for recycling plastics from waste were lacking, thus making large-scale operations unfeasible.

Today, our cleaning technologies can provide a viable stream of recycled plastics into commerce.  We intend to take advantage of the increasing market for recycled goods, starting with automotive parts, and to assist companies facing growing mandates to utilize recyclable material in their products.  With our strategic partners, we will focus on industries faced with rising material costs and searching for ways to apply and introduce “green” technology and materials to their products.  Our technology will allow these industries to reduce manufacturing costs and decrease the carbon footprint of their products.

Ironically, the automotive recyclers will supply the Shredder Residue used by Green EnviroTech to create commercially recycled plastics from the shredding of old vehicles.  Currently, about 15,000,000 automobiles are shredded every year in the US alone.   According to the Institute for Scrap Recycling Industries (ISRI) and US Car data, each vehicle contains roughly 300 pounds of plastics (recyclable potential: 4.5  billon pounds per year) that can be recycled by our process.  Therefore, we create a virtuous circle of recycling: Shredder Residue from old vehicles creating recycled plastics then sold to major automotive manufacturers for use in new vehicles.

The Green EnviroTech Separation Process

Our recycling process begins by receiving Shredder Residue generated by metal recycling companies. The Shredder Residue is separated into four (4) distinct streams of material:  plastics, foam, rubber, and waste. The automated separation of shredder residue is a mechanical process developed by one of our strategic partners and shareholder, Central Manufacturing located in Groveland, IL.

 Once the plastics are separated from the shredder residue, they are ground into inch-long pieces and the cleaning process starts.  With our patent pending, proprietary technology we then remove any contaminants from the plastics stream using a single step process consisting of a combination of two liquefied gases under pressure. This innovative cleaning system is effective and extremely cost efficient.

Plastic resin which has been surface contaminated is submerged in a liquefied gas mixture.  The gas mixture works to remove the contaminants in a unique way.  A propane component of the mixture dissolves the heavy "oils" and "waxes" because of its high solvent capability.  A carbon dioxide component provides light oil removal, a small molecule to reach deep into the material, and a safety blanket for the propane.  Throughout the system, the plastic resin is contacted with the gas or liquid stream of the mixture and agitated to ensure complete removal of the contaminants.  The liquid mixture is then distilled for reuse while the contaminants are safely collected.  The entire process is illustrated below.

              Once cleaned, the plastic stream is then separated into three (3) separate streams using sink float technology. The separated streams are then sent through a metal detector and are ready for market—either packaged, or sent into a rail car or bulk truck ready for use by our compounding partner. The three (3) output streams offered for sale will include a PP/PE mix, an ABS / HIPS mix, and mixed plastics.   Rubber and foam waste streams will be disposed of, and any plastic waste will be utilized in the P2Ffuel conversion process wherever possible.

We plan to combine our proprietary technology and the experience of our management team to further streamline and improve this process over time. Our on-going research and development efforts will be focused on continually improving the characteristics and quality of the recycled plastics, thus allowing our customers to use increased percentages of recycled material in their end products. We plan to provide plastics parts manufacturing industries with increasing cost savings, production efficiencies, and environmentally friendly methods, which will allow them to integrate commercially recycled plastics into the production of new products too.

Compounding After Cleaning and Separation

The Modern Plastics Encyclopedia (1995) defines “plastics compounding” as: the incorporation of additional ingredients to base plastic types needed for processing to create optimal properties in the finished material. These ingredients may include additives to improve a polymer's physical properties, stability or process ability.

Compounding is usually required for recycled materials for the following reasons:

1.	It allows virgin materials to be mixed with recycled materials to meet material specifications for performance and recycled material content (minimum: 25%) targets;
2.	It allows additives to be compounded into the recycled material to meet target application requirements;
3.
Recycled materials are typically ground from parts that produce flakes.  The compounding process turns them into pellets that can be more easily handled by traditional plastics processing equipment; and

4.
It provides a very important homogenization step.  Recycled materials are usually a mix of many different grades of the same basic material.  Even though the materials might be from the same family, differences in molecular weight, copolymer ratios, etc. can lead to a mixed material having poor homogeneity.  The intensive physical mixing in a molten polymer that is achieved during extrusion can homogenize different grades of materials.

Facilities Locations Reduce Transportation Costs

We keep our own production costs to a minimum by locating our recycling facilities in close proximity to metal shredders, and thus our shredder residue source material.  Over thirty (30) potential sites nationally (and one hundred forty (140) sites internationally) have been identified with the assistance of one of our strategic partners, Sadoff & Rudoy Metals. Additionally, we project to have one facility on the same site as our plastics compounding partner, which will dramatically reduce our shipping costs and (necessary) price mark-ups to end user customers.  At these sites, we intend to build or lease its facilities to minimize transportation costs, to potentially reduce land and plant costs, and to help create and foster relationships with our various partners’ industries.  This location strategy will continually benefit both our suppliers and customers.

Facilities Development Plan

On December 4, 2009, the Company formed Green EnviroTech Wisconsin, Inc., (“GET WISC”) a Wisconsin corporation, in anticipation of opening a plant in Wisconsin.

The Company had previously announced it was exploring the idea of opening a plant in Fond du Lac, Wisconsin.  However, we have since decided to locate the plant in another city in Wisconsin.  There were no incentives offered by Fond du Lac other than to offer to sell land suitable for plant construction when no building for lease was found suitable for the Company’s needs.  The Industrial Park location appeared to be suitable and the Company started design work at the location.  The site called for a rail spur which was turned down by the railroad for lack of enough space to meet their requirements.  The Company looked elsewhere and decided to direct its efforts to Sheboygan where the city has offered incentives and the city has commercial building space available suitable for the needs of the plant.  The area also has a pool of experienced work force available to compliment the employee requirements needed for the plant.

The Company received on September 23, 2010 an Incentive Offer from the City of Sheboygan laying out its proposal of incentives for the Company to consider locating its plant in Sheboygan.  Sheboygan offered a low-interest loan in the amount of $400,000 to be used for equipment, working capital, or training purposes from its Business Development Loan Program.  The city offered to sponsor a bond resolution for the Industrial Revenue Bonds which can be used for funding of a large portion of the project.  The city will sponsor and prepare the grant application for a Transportation Economic Assistance Grant for assistance of up to 50% of the costs of a railroad spur if the Company qualifies.  The city is working with a Bay-Area Workforce Development Board in conjunction with a Technical College who are proposing a $100,000 grant for training associated with start-up of the new building and equipment.  The city spoke to Alliant Energy who offers a Shared Savings program that is available if the efficiency levels of our equipment, meets their energy savings.  This could equate to 2% money toward a five year loan.  The city reports there are energy efficiency incentives from the Wisconsin Public Service as well.

On August 9, 2010, the Company formed Green EnviroTech Riverbank, Inc., (“GETRB”) a California corporation, in anticipation of opening a Riverbank, CA plant. The Company is currently leasing space in Riverbank, CA and anticipates operations to commence in the second quarter of 2011.

On December 12, 2009, Green EnviroTech entered into an (i) equipment purchase and installation agreement (the “Purchase Agreement”) with Agilyx (formally Plas2Fuel) Corporation (“Agilyx (formally Plas2Fuel)”), (ii) oil marketing and distribution agreement with Agilyx (formally Plas2Fuel) (the “Oil Marketing Agreement”), and (iii) license agreement with Agilyx (formally Plas2Fuel) (the “License Agreement”).  Plas2Fuel Corporation changed its name to Agilyx Corporation effective June 8, 2010.  All agreements and contracts negotiated as Plas2Fuel Corporation are still in full force and will be honored by Agilyx Corporation.

Pursuant to the Purchase Agreement, Green EnviroTech agreed to purchase, and Agilyx (formally Plas2Fuel) agreed to sell and install, a twelve vessel waste plastic to oil recycling system (the “System”), for a purchase price of $5,595,645. Green EnviroTech agreed to pay the purchase price over five installments.  On December 31, 2009, Agilyx (formally Plas2Fuel) issued a waiver to Green EnviroTech leaving it to the discretion of Green EnviroTech to implement the first installment due date before the equipment would be shipped.  As of December 31, 2010, the first installment date had not been determined.  The waiver issued to the Company by Agilyx is still in place and recognized by Agilyx.  The Company expects to place its first order to Agilyx for its Riverbank, CA plant by the end of April 2011.  The Riverbank Plant is expected to be in production by the end of August or September 2011.

Pursuant to the Oil Marketing Agreement, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the sweet crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

Pursuant to the License Agreement, Agilyx (formally Plas2Fuel) agreed to grant Green EnviroTech a limited license to use Agilyx (formally Plas2Fuel)’s proprietary technology and information in connection with operation of the System at Green EnviroTech’s facilities, for a license fee of 10% of Net Oil Revenue. On May 18, 2010, the License Agreement was amended to give Green EnviroTech an exclusive provisional right to the Auto Shredder Residue (“ASR”) market within North America. The right expires on January 1, 2021. Agilyx (formally Plas2Fuel) excluded producers they are servicing on Exhibit A which indicated “none”.  The exclusive right is contingent upon the Company purchasing from Agilyx (formally Plas2Fuel) and paying in full for Plastic Reclamation Units on a prearranged schedule as follows:

a)
Twelve (12) Plastic Reclamation Units (“PRU’s”) between January 1, 2010 and December 31, 2010; (as of December 31, 2010, no units had been ordered.  Even though no units have been ordered as set forth in the agreement, Agilyx still recognizes Green EnviroTech as having exclusive rights with no liability to Agilyx until the first order.  The Company expects to order its first units by the end of April 2011)

b)	Twenty (20) PRU’s between January 1, 2011 and December 31, 2011; and
c)	Forty (40) PRU’s between January 1, 2012 and December 31, 2012; and
d)	Forty (40) PRU’s between January 1, 2013 and December 31, 2013; and
e)	Forty (40) PRU’s between January 1, 2014 and December 31, 2014; and
f)	Forty (40) PRU’s between January 1, 2015 and December 31, 2015; and
g)	Forty (40) PRU’s between January 1, 2016 and December 31, 2016; and
h)	Forty (40) PRU’s between January 1, 2017 and December 31, 2017; and
i)	Forty (40) PRU’s between January 1, 2018 and December 31, 2018; and
j)	Forty (40) PRU’s between January 1, 2019 and December 31, 2019; and
k)	Forty (40) PRU’s between January 1, 2020 and December 31, 2020.

Strategic Partners and Business Synergies

            The Company is currently in negotiations with Ravago Manufacturing Americas (“Ravago”) for joint activities with the Company. Ravago has experience as an engineering resin custom compounder, toll and producer services provider, and world class recycler of both engineering polymers and basic commodity plastics has made them one of America's leading resins suppliers. Their broad product portfolio and unique manufacturing assets allow for versatility beyond compare. Ravago has facilities strategically located to serve both the producer and end user, with activities in the Midwest, Southeast, and Gulf Coast regions.  The Company contemplates entering into an agreement with Ravago under which:

1.	Ravago will install manufacturing equipment in Green EnviroTech’s facilities to produce compounded plastic products. Ravago will provide all materials needed to make the compound to spec.
2.	The Company will purchase virgin plastic material from another division of Ravago, H. Muehlstein. This virgin material will be mixed with the reclaimed plastic to make compound plastic to spec.

3.	The Company will pay Ravago $0.15 per pound for the compound produced.
4.	Ravago, with its worldwide customer list, will take 100% of the compounded material produced at the Company facilities and will purchase the material at a 10% discount to the market price.

There is no assurance a definitive agreement will be reached.

Sales and Marketing

The definitive agreement to be entered into with Ravago would guarantee Ravago as the Company’s one customer for its compound material.

Pursuant to the Oil Marketing Agreement discussed above, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

Magic Bright’s has  a sales team of four  in the Shunde in the south of China and three in Tianjin in the north of China. Magic Bright’s Shunde plant that produces pellets has an additional two sales people.

Product Focus

Keys to Recycled Plastics Sales include having products that are:

1.	Free of substances of concern
2.	Lower Cost (than virgin)
3.	Green/environmentally responsible
4.	Able to provide Improved Life Cycle Analysis
5.	Able to Reduced Carbon foot Print in manufacturing process
6.	Offered in large production volumes and
7.	Able to meet Quality control Standards.

The principal products sold by Magic Bright are scrap plastics, including the following types:

Polyethylene (PE) material including:
•	Low Density (LDPE) trash bag type of material
•	Liner Low Density (LLDPE) Stretch Wrap type material
•	High Density (HDPE) Rigid Container material

Polypropylene (PP) including:
•	Caps for bottles
•	Automobile parts
•	Appliance parts
•	Power Tools

Acrylonitrile Butadiene Styrene (ABS) including:
•	Computer Housing
•	Telephones
•	Television Housings
•	Automobile Interior Parts
•	Printers

Polystyrene (PS) including:
•	Foam Products
•	Food trays
•	cups

Polycarbonate (PC) including:
•	Five gallon water bottles
•	Automobile parts

Poly (methyl methacrylate) (PMMA) commonly know as Acrylic, used in Display cases

The markets for the products sold by Magic Bright  consist of manufactures that consume scrap plastics as their feed stock.  These companies consist of small to medium size companies in Asia (primarily the PRC).

Customers:

Our potential customers include automotive parts suppliers and car manufactures.

Magic Bright’s customers consist of manufacturers that consume scrap plastics as their feed stock.  These companies consist of small to medium size companies. Magic Bright has over 100 regular customers and no customer of Magic Bright accounts for 10% or more of Magic Bright’s sales.

Other Markets--Opportunities

Durable Goods Plastics

Manufactured items with a useful life of more than three (3) years, including automobiles, appliances, computers, etc., are referred to as durable goods. Plastics can reduce energy consumption for all of these industries, providing a substantial saving in production costs.

Manufacturers of durable goods choose plastics for other reasons as well. Appliance manufacturers use plastics because of their ease of fabrication, wide range of design potential, and thermal, electrical, and acoustic insulation.  Plastic insulation in refrigerators and freezers helps reduce operations costs to the consumer.  Plastics characteristics can significantly reduce production and use energy consumption and greenhouse gas generation, thus creating an environmentally friendly (“green”) marketing opportunity.  In major household appliances, plastic parts can increase product life of some appliances by as much as sixty seven percent (67%), and the possible applications for injection molded plastic parts are virtually unlimited.  For example:

1)	Use of durable, inexpensive plastic parts in refrigerators, freezers and air conditioners helps control costs;

2)	Injection molded plastic parts have improved efficiency of major appliances by more than 30 percent since the early 1970’s; and

3)	Injection molded plastic components help appliances resist corrosion.

Some examples of white goods products/parts using plastic and/or recycled plastic are:

Washing Machine / Dryers	Refrigerators
Agitators	Ice Trays
Knobs	Ice Makers
Switches	Shelves
Gears	Drawers
Lint Filters	Handles

Dishwashers	Air Conditioners
Baskets	Vents
Dish racks	Knobs/Switches
Rollers	Panels
Panels	Fan Blades
Door Seals	Blower Wheels
Water Tubes / Inlets
Valves

Refrigerators	Microwave Ovens
Ice Trays	Handles
Ice Makers	Trays
Shelves	Switches
Drawers

In light of the above, the appliance industry represents another potential market for us. Additional potential markets also include off road vehicles, garden tools, including lawn mowers, and related potential markets in Asia.  As we are able to open more of our facilities nationally, we would be able to approach these potential markets with our ability to reduce their demand for the use of the landfills.

Competition

Given the substantial size and scope of the plastics industry worldwide, and the commoditized nature of many of its “sub-markets” we recognize that we will be operating in a volatile, and highly competitive international environment consisting of large and small petroleum, chemical, and compounding companies.  Our competitive edge nationally and we believe internationally is our ability to locate our facilities next to large producers of shredded waste normally headed to the landfill.  We will be able to capture this waste direct from the source thus saving transportation costs.  We believe no one would be able to undercut our pricing.

.  Magic Bright is one of the ten largest importers of scrap plastics into the PRC. Magic Bright competes on the basis of reliability of supply and price.

Sources and Availability of Raw Materials

The raw materials used by Magic Bright, consist of Polyethylene (LD/LLD/HD) , Polypropylene (PP) , Acrylonitrile butadiene styrene (ABS) , Poly Styrene (PS) , poly Carbonate (PC), Poly Methyl Methacrylate Resin (PMMA), polyoxymethylene (POM) , in all forms (loose, baled, sheet, regrind, lump, in big bags , octabin, etc.). Magic Bright has over 50 suppliers, located in the United States and Europe, and all required raw materials are readily available. Magic Bright’s largest suppliers are: Peute, S + D Spezialstahl (S+D Special Steel Trading Company Ltd.), A Young ( Leicester ) Ltd. , J&A Young, Roydon Group Plc, GP Harmon,  and Allan Company.

Distribution Methods

Magic Bright’s products are distributed as follows:

Magic Bright Plastic Supply & Sales Chain

Europe 70%
USA 30%
Magic Bright Hong Kong
Shunde, China 3 Warehouses'
Shunde, China Plastic Pellet Manufacturing
Tianjin, China 2 Warehouses'
Direct to Customers

Employees

As of the date of this prospectus, not including Magic Bright, we have three employees who are full-time and are also our executive officers, and six other employees.  We consider our employee relations to be good.

Magic Bright has approximately 125 employees, all of whom are full time,

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Compliance with Government Regulation

We will be required to comply with various environmental laws and regulations enacted in the jurisdictions in which we operate which govern the manufacture, importation, handling and disposal of certain materials used in our operations. We are in the process of establishing procedures to address compliance with current environmental laws and regulations and we monitor our practices concerning the handling of environmentally hazardous materials.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We own a number of registered, applied-for and/or unregistered trademarks and service marks that we use in connection with our businesses. Currently, we are developing a patent-pending process in conjunction with Ergonomic LLC and Thar Process, Inc. We have no other current plans for any other registrations such as copyrights, franchises, concessions, royalty agreements or labor contracts.

Need for Government Approval for its Products or Services

We are not required to apply for or have any government approval for our products or services.  We have to obtain local permits for the location of our facilities; we see no problems obtaining these permits.

Research and Development Costs during the Last Two Years

We have not expended funds for research and development costs since inception.

DESCRIPTION OF PROPERTY

The Company leases approximately 900 feet of office space at 5300 Claus Road, Riverbank, California 95367, pursuant to a five year lease that commenced on September 1, 2010. Our monthly rent is $600.

Magic Bright owns or leases property at eight locations. Its headquarter offices, located in Hong Kong, consisting of approximately 800 square feet, are leased.

Magic Bright’s three warehouses in Shunde are approximately 15,000 square feet and are leased.

Magic Bright’s pellet manufacturing plant in Shunde is approximately 20,000 square feet and is leased.

Magic  Bright’s property in Shunde the company which Magic Bright owns through a subsidiary and has leased to a third party is approximately 10 acres and a 20,000 square foot building.

Magic Bright’s locations in Tianjin northern China are termed “public warehouses” and as such Magic Bright pays monthly for the space used.

LEGAL PROCEEDINGS

We are not party to any legal proceedings, and none of our property is the subject of any legal proceedings.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is quoted on the OTCQB under the under the symbol “GETH.”  The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. All per share amounts have been adjusted for the Company’s 15 to 1 stock split effected on March 11, 2010.

	Sale Price
Period	High	Low
Fiscal year 2011:

March 31, 2011	$1.10	$0.55
June 30, 2011	0.65	0.125

Fiscal year 2010:

December 31, 2010	1.01	0.55
September 30, 2010	1.25	0.65
June 30, 2010	1.65	0.51
March 31, 2010	1.01	0.004

Fiscal Year 2009:

December 31, 2009	0.00047	0.0004
September 30, 2009	0.0004	0.0004
June 30, 2009	0.0004	0.0004
March 31, 2009	0.0004	0.0004

As of July 7 , 2011, the last sale price reported on the OTCBB for the Company’s common stock was $0.14 per share.

We have approximately 77 record holders of our common stock as of June 20, 2011. This number does not include stockholders for whom shares were held in a "nominee" or "street" name.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

We have never declared or paid any cash dividends on our common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Securities Authorized for Issuance under Equity Compensation Plan

The Company has not adopted any equity compensation plans as of December 31, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Forward-Looking Statements

 Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed from time to time in this prospectus and the risks described under “Risk Factors”. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

Corporate History

            Green EnviroTech Holdings Corp. was incorporated in the State of Delaware on June 26, 2007 under the name Wolfe Creek Mining, Inc. On November 20, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green EnviroTech Acquisition Corp., a Nevada corporation, and Green EnviroTech Corp. (“Green EnviroTech”), a waste plastics recovery, separation, cleaning, and recycling company. Green EnviroTech is a Nevada corporation formed on October 6, 2008 under the name EnviroPlastics Corporation.  On October 21, 2009, EnviroPlastics Corporation changed its name to Green EnviroTech Corp.  On July 20, 2010, the Company filed an amendment to its certificate of incorporation with the secretary of state of Delaware to  (i) change its name from Wolfe Creek Mining, Inc. to Green EnviroTech Holdings Corp.  and (ii) to increase its total authorized common shares to 250,000,000 common shares.

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), Green EnviroTech Acquisition Corp. merged with and into Green EnviroTech, resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the consummation of the Merger, the Company issued approximately 45,000,000 shares of its common stock to the shareholders of Green EnviroTech, representing approximately 75% of the issued and outstanding common stock of the Company following the closing of the Merger. Further, the outstanding shares of common stock of Green EnviroTech were cancelled. The acquisition of Green EnviroTech is treated as a reverse acquisition, and the business of Green EnviroTech became the business of the Company. Immediately prior to the reverse acquisition, the Company was not engaged in any active business.

            On December 4, 2009, the Company formed Green EnviroTech Wisconsin, Inc., (“GET WISC”) a Wisconsin corporation, in anticipation of opening a plant in Wisconsin. The Company is in discussions regarding the acquisition of a plant location in Sheboygan, Wisconsin.

On August 9, 2010, the Company formed Green EnviroTech Riverbank, Inc., (“GETRB”) a California corporation, in anticipation of opening a Riverbank, CA plant. The Company is currently leasing space in Riverbank, CA and the corporate office is located there.

References hereinafter to “Green EnviroTech”, “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiaries.

On February 14, 2011, the Company entered into a securities purchase agreement with Magic Bright Limited, a Hong Kong corporation (“Magic Bright”), and the members of Magic Bright listed on Schedule 1 thereof (the “Sellers”), and on March 16, 2011 and March 25, 2011, the Company entered into amendments to such purchase agreement (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement,

•	The Company agreed to purchase, and the Sellers agreed to sell, all of the issued shares of Magic Bright (the “Ordinary Shares”), subject to the terms and conditions therein.

•
The Company agreed to pay to the Sellers, in consideration for the Ordinary Shares, an aggregate purchase price of $6,000,000, consisting of $1,000,000 in cash (the “Cash Consideration”) and $5,000,000 in securities. The Cash Consideration was payable as follows: (i) $300,000 on the closing date (which the parties agreed would occur on or prior to March 30, 2011); (ii) $300,000 on June 16, 2011; (iii) $200,000 on September 16, 2011; and (iv) $200,000 on December 16, 2011. The $5,000,000 in securities were payable in the form of 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (with a stated value of $5.00 per share), which the Company agreed to issue to the Sellers on the closing date.

•
The Company agreed to use its reasonable best efforts to obtain at least $3,000,000 in net proceeds from financings and allocate such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright within the period of 15 months from the closing. If the Company (i) does not obtain and allocate at least $2,000,000 of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the Cash Consideration by December 16, 2011, each Seller shall have the option to re-purchase the Ordinary Shares sold by such Seller to the Company, in exchange for the Preferred Shares issued by the Company to such Seller.

•
Three years from the closing, each Seller will have a one-time ninety (90) day option (“Buy Back Option”) to purchase back 50.1% of the  Ordinary Shares sold by such Seller to the Company, in exchange for the 50% of the Preferred Shares issued by the Company to such Seller (or the fair market equivalent in cash of such shares).

•
The Company agreed, on or prior to closing, to (i) have the Seller Wong Kwok Wing, Tony (“Tony”), appointed to the Company’s board of directors, (ii) enter into an employment agreement with Tony in form and substance satisfactory to Tony, and (iii) issue an aggregate of 184,000 shares of common stock to employees of Magic Bright.

Effective March 30, 2011, the Company closed on the acquisition of the issued shares of Magic Bright in accordance with the terms of the Purchase Agreement. Magic Bright was founded in 2000 and is principally engaged in the trading of waste plastic material in the People’s Republic of China (the “PRC”) and Hong Kong. Its principal place of business is located at 18th Floor, 27 Lock Road, Tsimshatsui, Kowloon, Hong Kong.

Pursuant to the employment agreement between the Company and Tony entered into in connection with the closing under the Purchase Agreement:

•
Tony will serve as President of the Company’s Magic Bright subsidiary for a term of six years commencing on March 31, 2011. During this period, Mr. Wong will also serve as Magic Bright’s sole director.

•
The Company agreed to pay Tony a base salary of $240,000, an annual bonus of 30% of the after tax net profit of Magic Bright, up to $1,500,000, plus 20% of the after tax net profit of Magic Bright with respect to any greater amount in the same year, a housing allowance of $6,000 per month, and a car allowance of $4,000 per month.

•
The employment agreement may be terminated by Tony upon not less than 3 months written notice, or by the Company upon not less than 6 months’ written notice (or forthwith upon payment of 6 months’ base salary).

The Company acquired the following assets and assumed the following liabilities in the acquisition of Magic Bright:

Cash	$54,378
Accounts receivable	367,038
Inventory	1,293,118
Prepaid expenses and other assets	378,504
Fixed assets	1,739,560
Accounts payable and accrued expenses	(1,410,137)
Deferred tax liability	(13,923)
Long-term bank debt	(1,452,035)

Total of assets and liabilities acquired	$956,503

Consideration paid for acquisition of Magic Bright	$6,104,880

Value of Goodwill	$5,148,377

As of March 31, 2011, there is no impairment on the goodwill. (Magic Bright financial information for the nine months ended December 31, 2011 will be included in an amendment to the Company's 8-K filed with the SEC on April 1,2011.)

Overview of Our Business

We are a development stage waste plastics recovery, separation, cleaning, and recycling company. We intend to supply recycled commercial plastics to industries such as the automotive and consumer products industries, and plan to construct large-scale plastics recycling facilities near automotive shredder locations nationwide. Operating with large national metal recycling partners, the Company, using a patent-pending process developed in conjunction with Thar Process, Inc., and Ergonomy LLC, will produce recycled commercial grade plastics ready to be re-introduced into commerce.  Additionally, with other strategic partners, we will convert waste and scrap plastic (both from our own processing and from other sources) into high-value energy products, including synthetic oil.

            Each year, millions of tons of automotive shredder residue (“Shredder Residue”) containing reusable and recyclable plastics are unnecessarily disposed of in landfills.  We believe this is because, while national and global demand for recycled plastic has increased dramatically over the past decade, the technology to efficiently and effectively recycle plastic material from this residue stream has lagged behind.   This has resulted in tremendous waste and created a huge unmet market for recycled commercial plastics, creating an opportunity for someone with a cost-effective recovery process.

We now have such a process. We were formed to capitalize on the market to supply recycled commercial plastic to businesses which currently use or want to use recycled plastics in their products, such as the automotive and consumer products industries.  Working with our metal shredder/recycling partners, we intend to utilize our proprietary cleaning technology to take the Shredder Residue headed to landfills tainted with contaminants and convert it into two streams of recyclable material with no remaining trace of contaminants.  Using our process, plastics, rubber, and foam, can be recovered from the shedder waste.  We will use our proprietary technology to process the plastic stream, removing the contaminants and creating recycled commercial plastic material ready to be re-introduced into commerce.

Our plastic recovery process is both highly cost effective and efficient, and it dramatically reduces the amount of Shredder Residue going to landfills. Our process is environmentally responsible on multiple levels, and it will assist our customers in reducing their carbon footprint by allowing them to utilize a greater percentage of recycled material in their products.

The recovered plastics by us will be our main source of revenue.  Automotive parts manufacturers are our primary target market.  However, the use of our recycled materials isn’t limited to automotive parts.  Numerous other durable goods manufacturers utilize plastics, and recycled plastic will work in many applications. As a result, we believe there is significant demand in both domestic and international markets for these materials, and we have identified multiple targets for our output stream of recycled material, beginning with a large multi-national supplier to the automotive industry worldwide.  We believe that our customers will be able to utilize a larger percentage of highly cost-effective recycled plastic in the manufacturing process of their products and create dramatic savings over the cost of using only virgin plastic (tied to the cost of petroleum).

Critical Accounting Policy and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2010, as included in this prospectus.  In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the unaudited financial statements for the period ended March 31, 2011 included in this prospectus.

Results of Operations

Three Months Ended March 31, 2011 compared to Three Months Ended March 31, 2010

Revenues

We had $34,505 in revenues for the three months ended March 31, 2011, as compared to revenues of $0 for the three months ended March 31, 2010.  These revenues for the first three months were from one day of operations associated with the Company’s new foreign subsidiary, Magic Bright, acquired on March 30, 2011.  The Company had no revenues from October 6, 2008 (inception) through March 30, 2011, the date of acquisition of Magic Bright.

Cost of Revenues

For the three months ended March 31, 2011, we had $11,759 in total cost of revenues compared to $0 for the three months ended March 30, 2010.

Operating Expenses

The wages and professional fees for the three months ended March 31, 2011 were $322,497 as compared to $347,626 for the three months ended March 31, 2010. The wages and professional fees for the three months ended March 31, 2011 included $116,992 in professional fees paid by issuing 131,250 shares of common stock.  Though there was a decrease of $25,129 in wages and professional fees, the Company still maintains its efforts in engineering and design related to the equipment and building projections and landfill testing concerning the Sheboygan, Wisconsin plant. The Company anticipates an increase in legal and accounting fees as a result of its acquisition on March 30, 2011 of Magic Bright Limited, its foreign subsidiary located in Hong Kong   Magic Bright is a waste plastics brokerage company brokering waste plastic in Europe and Asia.

The general and administrative expenses for the three months ended March 31, 2011 were $39,022 as compared to $10,439 for the three months ended March 31, 2010, an increase of approximately 274%. This increase of $28,583 was the result of an increase in travel, entertainment, advertising and marketing concerning the promotion of the company.
Non-Operating Expenses

The non-operating expenses for the three months ended March 31, 2011 were $63,538 as compared to $11,293 for the three months ended March 31, 2010, an increase of 463%.  The increase of $52,245 in non-operating expenses was the result of the interest incurred on the working capital notes the Company incurred since inception through March 31, 2011 in the amount of $23,042 as compared to $11,293 in interest for the three months ended March 31, 2010.  The increase was also a result of the Company amortizing $40,496 of the debt discount assigned to the warrants issued with the debentures the Company sold to accredited investors on January 24, 2011.  The total amount of the debt was $380,000 of which $123,120 was assigned to the warrants as a debt discount.

As a result of the above, the Company had a net loss of $402,311 for the three months ended March 31, 2011 compared to $369,358 for the three months ended March 31, 2010.

 Liquidity and Capital Resources

Green EnviroTech Holdings Corp on March 31, 2011 had a balance of cash in the bank in the amount of $76,300. The Company had accounts receivable in the amount of $387,048, inventory in the amount of $1,316,313, and other current assets in the amount of $139,596. The Company had accounts payable to vendors and accrued expenses in the amount of $2,025,120.

The Company had an unsecured, loan payable in the form of a line of credit with its CEO. The CEO had provided a line of credit up to $200,000 at 4% interest per annum to the Company to cover various expenses and working capital infusions until the Company receives other funding. This loan was extended from the original due date of December 31, 2009 to December 31, 2010 and the amount was increased from $200,000 to $1,000,000. This loan has been extended again to December 31, 2011.  The CEO has advanced $1,224,856 from inception through March 31, 2011 and the Company has repaid $908,860 of these advances.  The Company converted $754,377 of these advances into shares of common stock on May 11, 2010 at $1 per share. The remaining principal under this loan due as of March 31, 2011 is $311,296.  $18,735 of interest is accrued the loan at March 31, 2011. The Company anticipates the CEO will convert the balance of these advances into common stock sometime in the future.

The Company received $215,000 on March 31, 2010 and an additional $35,000 on April 9, 2010 from HE Capital, SA as a loan.    These notes accrue interest at 8% annually. The Company accrued interest of $2,111 on the loans through May 11, 2010.  These amounts were converted into shares of common stock at a $1 per share.

On August 6, 2010, HE Capital, S.A. loaned the Company $100,000 and loaned the Company an additional $50,000 on September 13, 2010.  These loans are for one year and have an annual interest rate of 8%. The loans were used for operations of the Company during its development stage.

On October 13, 2010, HE Capital, S.A. loaned the Company $22,500.  This loan is for one year and has an annual 8% interest rate.  This loan was used to pay fees in connection with the equipment lease signed with Naranza Capital Partners LLC.

On December 3, 2010, HE Capital S.A. loaned the Company $170,000.  This loan is for one year and has an annual 8% interest rate.  This loan was used to pay the first and last lease payments on the Naranza Capital Partners LLC equipment lease.

The total balance outstanding with HE Capital at March 31, 2011 is $804,500. Interest incurred for the three months ended March 31, 2011 and 2010 were $8,590 and $0, and interest accrued through March 31, 2011 on these HE Capital notes is $15,378.

The Company also entered into a loan payable with an individual in the amount of $20,000 at 10% due on demand. The Company repaid $10,000 of this note on August 10, 2010.  As of March 31, 2011 the loan still has an outstanding balance of $10,000.  On April 13, 2011 the Company made a $2,500 payment toward the principal and accrued interest. Interest expense for the three months ended March 31, 2011 and 2010, was $247 and $192, respectively. Accrued interest as of March 31, 2011 was $1,551.

On October 22, 2010, the Company entered into an engagement for independent introducing agent services with Legend Securities, Inc. (“LSI”) where in LSI has agreed to introduce investors to the Company in the form of equity and/or debt.  In accordance with the agreement, LSI received 10% of the cash equivalent received by the Company as a fee and 2% of the cash equivalent as an expense allowance.  LSI received as compensation for this agreement, $39,600 in fees and expenses in 2010 and $6,000 on January 21, 2011 as well as 19,000 warrants valued at $18,242.

On January 24, 2011, the Company entered into a series of securities purchase agreements with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of $380,000 in 12% secured debentures (the “Debentures”). Legend Securities, Inc. a broker dealer which is a member of FINRA, received a commission of $45,600 and 19,000 warrants at an exercise price of $0.40 in connection with the sale of the Debentures. The Debentures are due at the earlier of 6 months from the date of issuance or upon the Company receiving gross proceeds from subsequent financings in the aggregate amount of $1,000,000. The Debentures bear interest at the rate of 12% per annum, payable upon maturity. The Debentures are secured by the assets of the Company pursuant to security agreements entered into between the Company and the Investors.

The Company also issued to the Investors five-year warrants to purchase an aggregate of 190,000 shares of common stock at an exercise price of $0.40, which may be exercised on a cashless basis.

The Company as of March 31, 2011, raised $380,000 from the investors.

Interest on these notes for the three months ended March 31, 2011 was $11,067 and accrued as of March 31, 2011 (12%) was $13,717.

The $380,000 in proceeds from the financing transaction was allocated to the debt features and the warrants based upon their fair values.  The value of the warrants ($123,120) was recorded as a debt discount on the secured debentures. This discount will be amortized over the life of the secured debentures, six months. During the three months ended March 31, 2011, the Company amortized $40,496. After the discount, there was $256,880 of remaining value to be allocated to the note on the financial statements.

The estimated fair value of the 190,000 warrants to the investors at issuance on January 24, 2011 was $141,362 and has been classified as Additional Paid In Capital - Warrants on the Company’s condensed consolidated balance sheet. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model.

The Company incurred in its acquisition of Magic Bright Limited on March 30, 2011 a bank debt to DBS Bank Limited of Hong Kong in the amount of $1,453,307 at an interest rate of .75 % above the Hong Kong prime rate.  Currently the prime rate is 5.25%., so the loan has an interest rate of 6% at March 31, 2011. The note matures on November 18, 2015. The maturities of the notes are as follows: For periods ending March 31: 2012 - $277,710; 2013 - $283,880; 2014 - $290,052; $296,224; and November 18, 2015 - $305,441.

On March 31, 2011, the Company issued a Promissory Note in the amount of $50,000 to JDS Squared.  The proceeds were received on April 5, 2011 in exchange for the Note.

The note was recorded on the books on the date received.  The note calls for interest in the amount of five percent (5%) per annum from the date of issue until due on September 30, 2011.  The Company has the right to prepay the note with interest anytime following the issue date of the note.    The funds were used for working capital.

            Cash provided by financing activities for the three months ended March 31, 2011 was $498,600 as compared to $$356,316 for the three months ended March 31, 2010. This increase of $142,284 resulted from an increase in loans from others $407,000 and a decrease in loans from related parties $(314,716), plus $50,000 received in secured debentures.

During 2011, we expect our travel expenses to increase during our negotiations to implement our business plan.  We know our legal and accounting costs will increase as a result of the acquisition of our foreign entity, Magic Bright.  The costs for public filings as a public company will increase as well.  This increase in expenses will continue to impact our liquidity and we will need to obtain funds to pay for these costs.

We anticipate obtaining significant revenues from future operations of Magic Bright. (Magic Bright financial information for the nine months ended December 31, 2011 will be included in an amendment to the Company's 8-K filed with the SEC on April 1, 2011.) We will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

We had cash of $76,300 as of March 31, 2011. In the opinion of management, our available funds will not satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Besides generating revenue from our current operations, we will need to raise additional capital to expand our operations to the point at which we are able to operate profitably. As previously stated, the Company expects increases in the legal and accounting costs and costs to obtain funding.   The Company anticipates an increase in travel and other working capital costs to increase during and after completing the negotiations to cover the costs to expand Magic Bright and to get the Riverbank Plant up and running.  The Riverbank facility is expected to get underway before the end of 2011.  The Company is also in negotiations for the funding of its Sheboygan, Wisconsin facility.  These negotiations are close to completion.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, directors and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all.  If adequate funds are not available, then our ability to expand our operations may be significantly hindered. If adequate funds are not available, we believe that our officers, directors and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers, directors and principal shareholders are not committed to contribute funds to pay for our expenses.

Results of Operations--Year Ended December 31, 2010 compared to Year Ended December 31, 2009

The wages and professional fees for the year ended December 31, 2010 were $2,888,323 as compared to $498,183 for the year ended December 31, 2009. This increase of $2,390,140 in wages and professional fees is the result of the Company’s efforts in engineering and design related to the equipment and building projections and landfill testing concerning the Sheboygan, Wisconsin plant and the issuance of 2,500,000 shares of common stock valued at $2,130,000 during the year, net of the 89,625 shares of common stock that were returned by a consultant and canceled, valued at $67,218.  These shares were treated as professional fees.  There have been substantial increases in legal and accounting fees, which have been a result of the Company's reporting obligations with the Securities and Exchange Commission.  The increase in professional fees also had to do with the use of financing experts preparing financial models for use in the financing arena.  The Company incurred substantial accounting and auditing expenses in connection with conducting due diligence on Magic Bright.

The general and administrative expenses for the year ended December 31, 2010 were $333,741 as compared to $81,257 for the year ended December 31, 2009, an increase of approximately 311%. This increase of $252,484 was the result of an increase in travel, entertainment, advertising and marketing concerning the promotion of the company.

The non operating expenses for the year ended December 31, 2010 were $34,126 as compared to $19,712 for the year ended December 31, 2009, an increase of 73%.  The increase of $14,414 in non operating expenses was the result of the interest incurred on the working capital notes the Company incurred since inception through December 31, 2010.

The Company generated no revenues from October 6, 2008 (inception) through December 31, 2010, but incurred $5,302 in cost of revenues due to equipment leasing in connection with the waste plastic inventory on hand at year end.  The Company reflected a Gross Profit of ($5,302).

As a result of the above, the Company had a net loss of $3,957,579 since inception through December 31, 2010.

Liquidity and Capital Resources

Green EnviroTech Corp on December 31, 2010 had a balance of cash in the bank in the amount of $26,184 as compared to $23 at December 31, 2009.  The Company had accounts payable to vendors in the amount of $528,914 as compared to $354,095 at December 31, 2009.  The Company had a loan payable-other in the amount of $702,500 at December 31, 2010 as compared to $300,000 at December 31, 2009.  This loan was used for working capital and to fund the expenses involved in the merger as previously discussed in this prospectus.  The loan payable to related party was a working capital loan to the Company in the amount of $304,696 by its chief executive officer, Gary DeLaurentiis.  The related party loan payable was $270,290 for the year ended December 31, 2009.

The unsecured, loan payable in the form of a line of credit with the CEO provided up to $200,000 at 4% interest per annum to cover various expenses and working capital infusions until the Company can be funded. This loan was extended from the original due date of December 31, 2009 to December 31, 2010 and the amount was increased from $200,000 to $1,000,000. This loan has been extended again to December 31, 2011.  The CEO advanced $1,205,056 from inception through December 31, 2010 and the Company repaid $145,982 of these advances as of December 31, 2010.  The Company converted $754,377 of these advances into shares of common stock on May 11, 2010 at $1 per share. The remaining principal under this loan due as of December 31, 2010 was $304,696. Interest expense for the year ended December 31, 2010 and 2009 is $12,375 and $9,581, respectively.  In addition, $15,642 of interest was accrued at December 31, 2010.

The Company received $215,000 on March 31, 2010 and an additional $35,000 on April 9, 2010 from HE Capital, SA as a loan.  However, the loan was not signed until April 14, 2010.  The Company recorded the loan on March 31, 2010.  These notes accrue interest at 8% annually. The Company accrued interest of $2,111 on the loan through May 11, 2010.  These amounts were converted into shares of common stock at a $1 per share.  On August 6, 2010, HE Capital loaned the Company $100,000 and loaned the Company an additional $50,000 on September 13, 2010.  These loans are for one year with 8% interest rate. The cash was used for operations of the Company during its development stage. HE Capital loaned the Company $22,500 on October 13. 2010 and $190,000 on December 3, 2010.  These loans are also for one year with 8% interest rate.  These loans were used to pay the fees and first and last lease payments on the Naranza Capital Partners equipment lease (see Note 8 to audited financial statements).  The total balance outstanding with HE Capital at December 31, 2010 was $362,500. Interest incurred on the $362,500 loans from HE Capital, SA for the year ended December 31, 2010 and accrued as of December 31, 2010 was $6,787.

The Company also entered into a loan payable with an individual in the amount of $20,000 at 10% due on demand. Interest expense for the year ended December 31, 2010 and accrued interest as of December 31, 2010 was $1,304. The Company repaid $10,000 of this note on August 10, 2010.  As of December 31, 2010 the loan still had an outstanding balance of $10,000.

On October 22, 2010, the Company entered into an engagement for independent introducing agent services with Legend Securities, Inc. (“LSI”) where in LSI has agreed to introduce investors to the Company in the form of equity and/or debt.  In accordance with the agreement, LSI is to receive 10% of the cash equivalent received by the Company as a fee and 2% of the cash equivalent as an expense allowance.  LSI received as compensation for this agreement, $39,600 in fees and expenses in 2010 and $6,000 on January 21, 2011.

The Company as of December 31, 2010, raised $330,000 from the investors, and an additional $50,000 in January 2011. The amounts advanced to the Company were converted into a 12% Secured Debenture dated January 24, 2011 due July 24, 2011. In addition, the investors received 50% warrant coverage totaling 190,000 warrants dated January 24, 2011. LSI also was issued warrants for the purchase of 19,000 shares of common stock (10% of the total warrants issued). Interest on these notes through December 31, 2010 and accrued as of December 31, 2010 (12%) was $2,650.

The following tables provide selected financial data about our company for the years ended December 31, 2010 and 2009.

Balance Sheet Data:	12/31/10	12/31/09

Cash	$26,184	$23

Total assets	$544,599	$60,096

Total liabilities	$1,536,110	$924,385
Shareholders' equity	$(991,511)	$(864,289)

Cash provided by financing activities since inception through December 31, 2010 was $1,785,136. $30,000 was the result from the sale of shares to our officers and directors, $696,063(net) as a result of a loan from different entities and $1,059,073 (net) was a loan from a related party, the company CEO.
Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS AND EXECUTIVE OFFICERS
Below are the names and certain information regarding the Company’s executive officers and directors.

Name	Age	Position
Gary M. DeLaurentiis	66	Chief Executive Officer and Chairman
Wayne Leggett	65	Chief Financial Officer, Director
Lou Perches	63	Chief Operating Officer
Wong Kwok Wing, Tony	39	Director

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the board of directors.

Gary M. De Laurentiis, Chairman and Chief Executive Officer

Mr. De Laurentiis has been our Chief Executive Officer and Chairman since July 2009.  Prior to that, he served as our Chief Operating Officer from September 2008 until July 2009.  Mr. DeLaurentiis has been active in the plastics recycling business for nearly 20 years. In partnership with the Chinese government, he designed and built his first plastics recycling plant in 1987. In the years since, he has designed, remodeled, built and operated plants in Mexico, North Carolina, Ohio, Florida, California and Canada for both local governments and private industries. From 1992 to 1995, Mr. De Laurentiis worked directly with the state government in Campeche, Mexico, living on-site for eighteen (18) months while directing the entire project. In 1996, an Ohio based group recruited Mr. De Laurentiis to open a shuttered recycling plant. Mr. De Laurentiis left the company in 1999 to start ECO2 Plastics Inc. Subsequently, he left Eco2 Plastics in September 2008 to start Green EnviroTech. Mr. De Laurentiis’s experience in the plastics industry led to the conclusion that Mr. De Laurentiis should serve on the Company’s board given the Company’s business and structure.

 Wayne Leggett, CFO, Director

    Mr. Leggett was elected to serve as the Company’s Chief Financial Officer in March 2010 and has served as a director since January 2011.  From May 2006 to March 2010 Mr. Leggett was self-employed providing accounting and tax consulting services. Mr. Leggett has extensive knowledge in tax accounting, financial statements, budgeting and cash flow analysis.  Mr. Leggett is a certified public accountant, received his Bachelor of Science in Business Administration from the University of Central Florida and is a member of the National Society of Accountants. Mr. Leggett’s financial and accounting experience and knowledge led to the conclusion that Mr. Leggett should serve on the Company’s board given the Company’s business and structure.

Lou Perches, Chief Operating Officer

Mr. Perches has served as our Chief Operating Officer since January 2011. Mr. Perches, 63, was a systems and management consultant for Florida Fruit Juice from May 2010 to September 2010.  Mr. Perches was General Manager of Bapco Closures LLC from October 2008 to April 2010. From March 2008 to August 2008 Mr. Perches was Manager, Quality Control at Rexam Pharma. From January 2007 to February 2008 Mr. Perches was Manager Quality Assurance at Amcor Packaging. From October 2005 to January 2006 Mr. Perches was Quality System 3rd Party Auditor (Consultant) for A.I.B. International. Mr. Perches received a BA in Industrial Technology, Quality Engineering from Fullerton State University.

Wong Kwok Wing, Tony, Director

Tony has been a director of the Company since March 2011 and also serves as President of the Company’s Magic Bright Limited subsidiary. Tony is the founder of Magic Bright and has been with Magic Bright since he founded it in 2000.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles.  Mr. DeLaurentiis has served as our Chairman since July 2009. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes.  The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

 The following table sets forth all compensation paid in respect of our Chief Executive Officer during the years ended December 31, 2010 and 2009. No other executive officers received compensation in excess of $100,000 per year for the years ended December 31, 2010 and 2009.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary DeLaurentiis	2010	$29,167	-	-	-	-	-	-	29,167
Chief Executive Officer and Chairman	2009	0	-	-	-	-	-	-	0

Employment Agreements

Employment Agreement with Gary De Laurentiis

In February 2010, the Company entered into an employment agreement with Gary De Laurentiis. Pursuant to this Employment Agreement, Mr. De Laurentiis we agreed to pay Mr. DeLuarentiis a salary of $350,000 per annum for serving as the Company’s chief executive officer. This employment agreement was terminated on October 1, 2010 and all accrued salary due to lack of funding needed by the Company to pay such compensation.

Employment Agreement with Wong Kwok Wing, Tony

The Company is party to an employment agreement with Wong Kwok Wing, Tony (“Tony”). Pursuant to the employment agreement between the Company and Tony:

•
Tony will serve as President of the Company’s Magic Bright subsidiary for a term of six years commencing on March 31, 2011. During this period, Mr. Wong will also serve as Magic Bright’s sole director.

•
The Company agreed to pay Tony a base salary of $240,000, an annual bonus of 30% of the after tax net profit of Magic Bright, up to $1,500,000, plus 20% of the after tax net profit of Magic Bright with respect to any greater amount in the same year, a housing allowance of $6,000 per month, and a car allowance of $4,000 per month.

•
The employment agreement may be terminated by Tony upon not less than 3 months written notice, or by the Company upon not less than 6 months’ written notice (or forthwith upon payment of 6 months’ base salary).

Director Compensation

No director of the Company received any compensation for services as director for the year ended December 31, 2010.

Outstanding Equity Awards as December 31, 2010

There were no outstanding equity awards as of December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 20, 2011 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Percentage of beneficial ownership is based upon a total of 69,212,730 shares issued and outstanding as of June 20, 2011.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Gary M. De Laurentiis	16,054,572	23.20%
Wayne Leggett	2,125,000(3)	3.02%
Lou Perches	0	0%
Wong Kwok Wing, Tony (4)	0(5)	0%

All officers and directors as a group (4 persons)	18,179,572	25.89%

Beneficial owners of more than 5%:
Lalit Chordia(6)	8,212,680	12.90%
Jeff Chartier (7)	4,591,324	7.21%

(1)	Except as otherwise indicated, the address of each beneficial owner is: 5300 Claus Road, Riverbank, CA 95367.
(2)
Applicable percentage ownership is based on 69,212,730 shares of common stock outstanding as of June 20, 2011 together with securities exercisable or convertible into shares of Common Stock within 60 days of June 20, 2011 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Options or warrants to purchase shares of common stock that are currently exercisable or exercisable within 60 days of June 20, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 1,000,000 shares issuable upon exercise of warrants with an exercise price of $0.01.
(4)	The address for Wong Kwok Wing, Tony is 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.
(5)
Wong Kwok Wing, Tony also 500,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (“Magic Bright Preferred Stock”), issued on March 30, 2011. The Magic Bright Preferred Stock will be convertible into common stock, beginning 12 months from the date of issuance, at a rate of 5 shares of common stock for each share of Magic Bright Preferred Stock. A holder of Magic Bright Preferred Stock may not convert any shares of Magic Bright Preferred Stock to common stock unless such holder converts all of such Magic Bright Preferred Stock held by such holder into common stock. The conversion rate will be subject to a one-time adjustment, if, at the time conversion, the 20 day average closing price of the common stock, is less than $1.00 per share, such that the holder would receive a sufficient number of shares of common stock to equal $5,000,000 (assuming the conversion of all 1,000,000 issued shares of Magic Bright Preferred Stock).

(6)	The address for Lalit Chordia is 730, William Pitt Way, Pittsburg PA.
(7)	The address for Jeff Chartier is 227 Mott Street, New York, New York, 10012.

The following table sets forth certain information, as of June 20, 2011 with respect to the beneficial ownership of the outstanding Magic Bright Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Percentage of beneficial ownership is based upon a total of 1,000,000 shares issued and outstanding as of June 20, 2011.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Gary M. De Laurentiis	0	0%
Wayne Leggett	0	0%
Lou Perches	0	0%
Wong Kwok Wing, Tony (3)	500,000	50%

All officers and directors as a group (4 persons)	500,000	50%

Beneficial owners of more than 5%:
Chan Sau Fong (4)	500,000	50%

(1)	Except as otherwise indicated, the address of each beneficial owner is: 5300 Claus Road, Riverbank, CA 95367.
(2)
Applicable percentage ownership is based on 1,000,000 shares of Magic Bright Preferred Stock outstanding as of June 20, 2011 together with securities exercisable or convertible into shares of Magic Bright Preferred Stock within 60 days of May 18, 2011 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Options or warrants to purchase shares of Magic Bright Preferred Stock that are currently exercisable or exercisable within 60 days of June 20, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The address for Wong Kwok Wing, Tony is 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.
(4)	The address for Chan Sau Fong is 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Security Holder, Centurion Private Equity, LLC, of shares of common stock that (i) we may issue to Centurion pursuant to the Investment Agreement that we entered into with Centurion on April 8, 2011, and (ii) we issued to Centurion pursuant to the Investment Agreement as commitment shares and fees shares. We are filing the Registration Statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into with Centurion on April 8, 2011.

The Selling Security Holder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires or acquired under the Investment Agreement.

No estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Security Holder after any sales made pursuant to this prospectus because the Selling Security Holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the Selling Security Holder will sell all of the shares listed in this prospectus.

The following table presents information regarding Centurion and the shares that it may offer and resell from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Security Holder. As used in this prospectus, the term “Selling Security Holder” includes Centurion and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Offered” represents all of the shares that the Selling Security Holder may offer under this prospectus. The Selling Security Holder may sell some, all, or none of its shares. We do not know how long the Selling Security Holder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Security Holder regarding the sale of any of the shares.

	Shares Beneficially Owned		Number of		Shares Beneficially Owned
	Prior to the Offering		Shares Offered		After the Offering (4)
Name of Beneficial Owner	Number	Percent			Number	Percent
Centurion Private Equity, LLC (1)	321,891	*	14,606,826	(3)	0	0.00%

(1) The address of Centurion is: Centurion Private Equity LLC, 1120 Sanctuary Parkway, Suite 325, Alpharetta, GA 30009. Eric S. Swartz has voting and dispositive power over the securities of the Company held by Centurion.

(2) Based on 69,212,730 shares of the Company’s common stock issued and outstanding as of June 20, 2011.

(3) Consists of (i) 321,891 shares of common stock already issued as commitment shares and fee shares and (ii) 14,284,935 Put Shares issuable under the Investment Agreement entered into with Centurion on April 8, 2011. The table assumes that Centurion purchase the maximum amount of registrable Put Shares in this registration statement.

(4) For the purposes hereof, we assumed the resale of all of the shares held by Centurion.

* Less than 1%.
RELATIONSHIPS BETWEEN THE ISSUER AND THE SELLING STOCKHOLDERS

The selling stockholder has not at any time during the past three years acted as one of our employees, officers or directors, nor has had a material relationship with us.

PLAN OF DISTRIBUTION

We are registering 14,606,826 shares of common stock under this prospectus on behalf of Centurion. To our knowledge, Centurion has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of any brokers or market makers that may participate in the resale of the shares.

Centurion may decide not to sell any shares. Centurion may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from Centurion and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by Centurion may arrange for other broker-dealers to participate. Centurion is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because Centurion may be deemed to be an underwriter, Centurion may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Centurion will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made, on the over-the-counter market, otherwise or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, Centurion may transfer the shares by other means not described in this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. To our knowledge, Centurion does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

Centurion and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because Centurion may be deemed to be an underwriter within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by Centurion and/or the purchasers. Centurion represented and warranted to us in the Investment Agreement that it had no arrangement or intention to sell the common stock of the Company to or through any person or entity.

To our knowledge, other than Centurion itself, there is no underwriter or coordinating broker acting in connection with any proposed resale of the shares by Centurion.

Centurion may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. Upon our being notified in writing by Centurion that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by Centurion that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, Centurion will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by Centurion or any other person. We will make copies of this prospectus available to Centurion and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify Centurion against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Centurion may not assign its obligations under the Investment Agreement without our consent.

Centurion may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of the Put Shares specified in the applicable Put notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Gary De Laurentiis, the Company’s chief executive officer, has provided the Company with an unsecured line of credit of up to $ 1,000,000. Interest on the line of credit is 4% per annum. As of December 31, 2010, Mr. De Laurentiss has loaned the Company $ 362,500 pursuant to the line of credit and there is interest due of $6,787.

Effective January 25, 2011, Jeffrey Chartier resigned as President and as a director of Green EnviroTech Holdings Corp. (the “Company”). In connection with Mr. Chartier’s resignation, the Company and Mr. Chartier entered into a separation agreement pursuant to which:

•
Mr. Chartier agreed to a six month lock-up of the 4,495,680 shares of the Company’s common stock owned by Mr. Chartier (the “JC Shares”), and subsequent “leak-out” selling of no more than 1% of the Company’s issued and outstanding shares of common stock in any 90 day period, in consideration for which the Company agreed to issue Mr. Charter 50,000 shares of common stock (the “LL Transfer Shares”).

•
Mr. Chartier relinquished voting rights to his 4,495,680 shares of common stock, giving Gary DeLaurentiis (the Company’s Chief Executive Officer and Chairman) the proxy to vote such shares, in consideration for which the Company agreed to issue Mr. Chartier 25,000 shares of common stock (the “Proxy Transfer Shares”).

•
Mr. Chartier provided the Company a right of first refusal on any proposed sale of the JC Shares, LL Transfer Shares, Proxy Transfer Shares, and an additional 25,000 shares the Company agreed to issue to Mr. Chartier as partial reimbursement for $30,000 of outstanding expenses.

•	The Company agreed to issue or cause the transfer of an additional 50,000 shares of common stock for Mr. Chartier as severance.

•	Mr. Chartier provided a general release.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

DESCRIPTION OF SECURITIES

This prospectus includes 14,606,826 shares of our Common Stock offered by the selling stockholder. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The authorized capital stock of the Company consists of 250,000,000 shares of common stock at a par value of $0.001 per share, and 25,000,000 shares of blank check preferred stock, par value $0.001.

The holders of the Company’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Company’s Board of Directors; (ii) are entitled to share in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that, subject to the rights of the holders of any outstanding preferred stock, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

1,000,000 shares of preferred stock have been designated Magic Bright Acquisition Series Convertible Preferred Stock (“Magic Bright Preferred Stock”) and 1,000,000 of such shares are issued and outstanding as of the date of the filing of this registration statement. Holders of Magic Bright Preferred Stock will be entitled to dividends when, as and if declared by the board of directors, and on an-converted basis with respect to dividends declared on the common stock. The Magic Bright Preferred Stock will entitle holders to a liquidation preference equal to the stated value of $5.00 per share (plus accrued but unpaid dividends). Holders of Magic Bright Preferred Stock will be entitled to 5 votes for each share of Magic Bright Preferred Stock held by such holder. Beginning 12 months from the date of issuance of the Magic Bright Preferred Stock, the Magic Bright Preferred Stock may be converted into common stock, at a rate of 5 shares of common stock for each share of Magic Bright Preferred Stock. A holder of Magic Bright Preferred Stock may not convert any shares of Magic Bright Preferred Stock to common stock unless such holder converts all of such Magic Bright Preferred Stock held by such holder into common stock. The conversion rate will be subject to a one-time adjustment, if, at the time conversion, the 20 day average closing price of the common stock, is less than $1.00 per share, such that the holder would receive a sufficient number of shares of common stock to equal $5,000,000 (assuming the conversion of all 1,000,000 issued shares of Magic Bright Preferred Stock).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that Sichenzia Ross Friedman Ference LLP or certain members or employees of Sichenzia Ross Friedman Ference LLP own 550,180 shares of the Company’s common stock.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2010 and December 31, 2009 and the related consolidated statements of operations,  consolidated statements of changes in shareholders’ deficit and the consolidated statements of cash  flows for the years ended December 31, 2010 and 2009, included in this registration statement on Form S-1 have been so included in reliance on the consolidated report of KBL, LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation and by-laws provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Green EnviroTech Holdings Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC's Internet website at http://www.sec.gov.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm
Condensed Consolidated Balance Sheets as of March 31, 2011 (Unaudited) and December 31, 2010	F - 2
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) For the Three Months Ended March 31, 2011 and 2010 and Period October 6, 2008 (Inception) through March 31, 2011	F - 3
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) For the Three Months Ended March 31, 2011(Unaudited) and the Year Ended December 31, 2010	F - 4
Condensed Consolidated Statements of Cash Flows (Unaudited) For the Three Months Ended March 31, 2011 and 2010 and Period October 6, 2008 (Inception) through March 31, 2011	F - 5
Notes to Condensed Consolidated Financial Statements	F - 6

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US$)

	(Unaudited)
	March 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash	$76,300	$26,184
Accounts receivable	387,048	-
Inventory	1,316,313	15,496
Other current assets	139,596	5,000
Total current assets	1,919,257	46,680

Fixed Assets
Plant Equipment	1,861,084	120,000
Construction in progress	113,929	113,929
	1,975,013	233,929
Other Assets:
Deposits	510,959	263,990
Goodwill	5,148,377	-
	5,659,336	263,990

TOTAL ASSETS	$9,553,606	$544,599

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,025,120	$528,914
Secured debentures payable, net of discount of $82,624 and $0, respectively	297,376	330,000
Loan payable - other	814,500	372,500
Current portion of loan payable - bank	277,710	-
Loan payable - acquisition	700,000	-
Loan payable - related party	311,296	304,696
Total current liabilities	4,426,002	1,536,110

LONG TERM LIABILITIES

Loan payable - bank, net of current portion	1,175,597	-

TOTAL LIABILITIES	5,601,599	1,536,110

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 25,000,000 shares authorized,
1,000,000 and 0 shares issued and outstanding	1,000	-
Common stock, $0.001 par value, 250,000,000 shares authorized,
63,832,008 and 63,516,758 shares issued and outstanding	63,832	63,517
Additional paid in capital	8,333,068	3,130,753
Additional paid in capital - warrants	141,362	-
Deficit accumulated during the development stage	(4,588,092)	(4,185,781)
Accumulated other comprehensive income	837	-
Total stockholders' equity (deficit)	3,952,007	(991,511)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$9,553,606	$544,599

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 AND
FOR THE PERIOD OCTOBER 6, 2008 (INCEPTION) THROUGH MARCH 31, 2011
IN US$

			OCTOBER 6, 2008
			(INCEPTION)
	THREE MONTHS	THREE MONTHS	THROUGH
	MARCH 31, 2011	MARCH 31, 2010	MARCH 31, 2011

REVENUE	$34,505	$-	$34,505

COST OF REVENUES	11,759	-	17,061

GROSS PROFIT	22,746	-	17,444

OPERATING EXPENSES
Wages and professional fees	205,505	347,626	1,464,229
Professional fees - common stock issued and warrants issued	116,992	-	2,303,009
General and administrative	39,022	10,439	492,662
Total operating expenses	361,519	358,065	4,259,900

NON-OPERATING EXPENSES
Amortization of debt discount	40,496	-	40,496
Interest expense	23,042	11,293	76,938
Total non-operating expenses	63,538	11,293	117,434

NET (LOSS)	$(402,311)	$(369,358)	$(4,359,890)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	63,559,219	59,999,895	61,232,130

NET (LOSS) PER SHARE	$(0.01)	$(0.01)	$(0.07)

STATEMENT OF COMPREHENSIVE LOSS

Net loss	$(402,311)	$(369,358)	$(4,359,890)
Currency translation	837	-	837

Total Comprehensive Loss	$(401,474)	$(369,358)	$(4,359,053)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND THE YEAR ENDED DECEMBER 31, 2010
(UNAUDITED)
IN US$

							Deficit
						Additional	Accumulated	Accumulated
					Additional	Paid-In	During the	Other
	Preferred Stock		Common Stock		Paid-In	Capital -	Development	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Warrants	Stage	Income	Total

Balance - June 26, 2007 (Inception of Wolfe Creek Mining, Inc.)	-	$-	-	$-	$-	$-	$-	$-	$-

Common shares issued to founders for cash	-	-	44,999,895	45,000	(30,000)	-	-		15,000

Net loss for the period	-	-	-	-	-	-	(9,105)		(9,105)

Balance - December 31, 2007	-	-	44,999,895	45,000	(30,000)	-	(9,105)	-	5,895

Common shares issued for cash	-	-	15,000,000	15,000	10,000	-	-		25,000

Net loss for the year	-	-	-	-	-	-	(19,608)		(19,608)

Balance - December 31, 2008	-	-	59,999,895	60,000	(20,000)	-	(28,713)	-	11,287

Net loss for the period January 1, 2009 through November 20, 2009 - date of merger with Green EnviroTech Corp.	-	-	-	-	-	-	(9,845)		(9,845)

Net effect of recapitalization with GreenEnviroTech Corp. including repurchase and subsequent cancellation of shares and issuance of new shares	-	-	-	-	(208,202)	-	(310,350)		(518,552)

To reclassify negative paid in capital to retained earnings	-	-	-	-	228,202	-	(228,202)		-

Net loss for the period November 21, 2009 through December 31, 2009	-	-	-	-	-	-	(347,179)		(347,179)

Balance - December 31, 2009	-	-	59,999,895	60,000	-	-	(924,289)	-	(864,289)

Common shares issued to consultants and officers	-	-	2,510,375	2,511	2,125,271	-	-		2,127,782

Conversion of notes payable to common stock	-	-	1,006,488	1,006	1,005,482	-	-		1,006,488

Net loss for the year ended December 31, 2010	-	-	-	-	-	-	(3,261,492)		(3,261,492)

Balance - December 31, 2010	-	-	63,516,758	63,517	3,130,753	-	(4,185,781)	-	(991,511)

Issued Preferred Stock in purchase Magic Bright	1,000,000	1,000	-	-	4,999,000	-	-	-	5,000,000

Issued Common Stock in purchase of Magic Bright	-	-	184,000	184	104,696	-	-	-	104,880

Common shares issued to consultants for fees	-	-	131,250	131	98,619	-	-	-	98,750

Warrants issued to secured debenutre holders	-	-	-	-	-	123,120	-	-	123,120

Warrants issued to brokers	-	-	-	-	-	18,242	-	-	18,242

Net loss for three months ended March 31, 2011	-	-	-	-	-	-	(402,311)	-	(402,311)

Other comprehensive income for three months ended March 31, 2011	-	-	-	-	-	-	-	837	837

Balance - March 31, 2011	1,000,000	$1,000	63,832,008	$63,832	$8,333,068	$141,362	$(4,588,092)	$837	$3,952,007

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 AND
FOR THE PERIOD OCTOBER 6, 2008 (INCEPTION) THROUGH MARCH 31, 2011
IN US$
			(Unaudited)
			OCTOBER 6, 2008
	THREE MONTHS	THREE MONTHS	(INCEPTION)
	ENDED	ENDED	THROUGH
	March 31, 2011	March 31, 2010	March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(402,311)	$(369,358)	$(4,359,890)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Common stock issued for services, net of cancelations	98,750	-	2,284,767
Warrants issued as loan fees to brolers	18,242	-	18,242
Amortization of debt discount	40,496	-	40,496
Cash received in acquisition of Magic Bright	54,378		54,378

Change in assets and liabilities
(Increase) in accounts receivable	(19,689)	-	(19,689)
(Increase) in inventory	(6,566)	-	(22,062)
(Increase) in deposits and other current assets	(2,729)	-	(271,719)
Increase in accounts payable and accrued expenses	70,899	208,171	601,924
Total adjustments	253,781	208,171	2,686,337
Net cash (used in) operating activities	(148,530)	(161,187)	(1,673,553)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures related to purchase of equipment for Riverbank plant	-	-	(120,000)
Expenditures related to construction of building	-	-	(113,929)
Cash paid for acquisition of Magic Bright	(300,000)	-	(300,000)
Net cash (used in) investing activities	(300,000)	-	(533,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	-	-	30,000
Proceeds received from loan payable - related party	6,600	321,316	1,211,656
Proceeds received from loan payable - other	442,000	235,000	1,118,063
Proceeds received from secured debentures	50,000	-	380,000
Payments on loan payable - related party	-	-	(145,983)
Payments on loan payable - other	-	(200,000)	(310,000)
Net cash provided by financing activities	498,600	356,316	2,283,736

Effect of foreign currencies on cash	46		46

NET INCREASE IN CASH AND CASH EQUIVALENTS	50,116	195,129	76,300

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	26,184	23	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$76,300	$195,152	$76,300

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$5,960	$40,026

NON-CASH SUPPLEMENTAL INFORMATION:
Stock issued for services	$98,750	$-	$2,284,767
Payment of common shares by third party	$-	$-	$256,437
Conversion of loans payable for common stock	$-	$-	$1,006,488

Acquisition of Magic Bright for cash, debt and stock:
Acquired assets and liabilities:
Cash	$54,378	$-	$54,378
Accounts receivable	367,038	-	367,038
Inventory	1,293,118	-	1,293,118
Prepaid expenses and other current assets	378,504	-	378,504
Fixed assets	1,739,560	-	1,739,560
Goodwill	5,148,377	-	5,148,377
Accounts payable and accrued expenses	(1,410,137)	-	(1,410,137)
Deferred tax liability	(13,923)	-	(13,923)
Long-term debt	(1,452,035)	-	(1,452,035)
	6,104,880	-	6,104,880

Consideration for acquisition:
Loan payable - acquisition	700,000	-	700,000
Preferred stock	5,000,000	-	5,000,000
Common stock	104,880	-	104,880
	5,804,880	-	5,804,880

Cash paid for acquisition of Magic Bright\	$300,000	$-	$300,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these financial statements be read in conjunction with the December 31, 2010 Form 10-K filed with the SEC, including the audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Green EnviroTech Holdings Corp. (the “Company”) was incorporated on June 26, 2007 under the name Wolfe Creek Mining, Inc. under the laws of the State of Delaware. The Company up until November 20, 2009 was primarily engaged in the acquisition and exploration of mining properties.

On November 20, 2009, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green EnviroTech Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Subsidiary”) and Green EnviroTech Corp., a Nevada corporation (“Green EnviroTech”).

On October 6, 2008, Green EnviroTech (formerly EnviroPlastics Corp) was incorporated in the State of Nevada.

The Company is a plastics recovery, separation, cleaning, and recycling company, with the intent to supply recycled commercial plastics to industries such as the automotive and consumer products industries, and it plans to construct large-scale plastics recycling facilities near automotive shredder locations nationwide. Operating in conjunction with large national recycling partners, the Company using a patent pending process developed in conjunction with Thar Process, Inc. will produce recycled commercial grade plastics ready to be re-introduced into commerce. Additionally, the Company will convert waste and scrap plastic into high-value energy products, including synthetic oil.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), the Subsidiary merged with and into Green EnviroTech resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company issued 45,000,000 shares of its common stock (the “Acquisition Shares”) to the shareholders of Green EnviroTech, representing 75% of the issued and outstanding common stock following the closing of the Merger. The outstanding shares of Green EnviroTech were cancelled.

In October 2009, Kristen Paul, the owner of 44,999,895 shares of the Company’s common stock sold her shares to Green EnviroTech Corp. These shares were cancelled. With the cancellation of those shares, Kristen Paul resigned as the sole officer and director and was replaced by former officers of Green EnviroTech.

The transaction was recorded as a reverse merger, and the historical financial information is that of Green EnviroTech Corp.

On December 12, 2009, Green EnviroTech entered into an (i) equipment purchase and installation agreement (the “Purchase Agreement”) with Agilyx (formally Plas2Fuel) Corporation (“Agilyx (formally Plas2Fuel)”), (ii) oil marketing and distribution agreement with Agilyx (formally Plas2Fuel) (the “Oil Marketing Agreement”), and (iii) license agreement with Agilyx (formally Plas2Fuel) (the “License Agreement”).  Plas2Fuel Corporation changed its name to Agilyx Corporation effective June 8, 2010.

All agreements and contracts negotiated as Plas2Fuel Corporation are still in full force and will be honored by Agilyx Corporation.

Pursuant to the Purchase Agreement, Green EnviroTech agreed to purchase, and Agilyx (formally Plas2Fuel) agreed to sell and install, a twelve vessel waste plastic to oil recycling system (the “System”), for a purchase price of $5,595,645. Green EnviroTech agreed to pay the purchase price over five installments.  On December 31, 2009, Agilyx (formally Plas2Fuel) issued a waiver to Green EnviroTech leaving it to the discretion of Green EnviroTech to implement the first installment due date before the equipment would be shipped.  As of March 31, 2011, the first installment date had not been determined.

Pursuant to the Oil Marketing Agreement, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Pursuant to the License Agreement, Agilyx (formally Plas2Fuel) agreed to grant Green EnviroTech a limited license to use Agilyx (formally Plas2Fuel)’s proprietary technology and information in connection with operation of the System at Green EnviroTech’s facilities, for a license fee of 10% of Net Oil Revenue. On May 18, 2010, the License Agreement was amended to give Green EnviroTech an exclusive provisional right to the Auto Shredder Residue (“ASR”) market within North America. The right expires on January 1, 2021. Agilyx (formally Plas2Fuel) excluded producers they are servicing on Exhibit A which indicated “none”.  The exclusive right is contingent upon the Company purchasing from Agilyx (formally Plas2Fuel) and paying in full for Plastic Reclamation Units on a prearranged schedule as follows:

a)
Twelve (12) Plastic Reclamation Units (“ PRU’s ”) between January 1, 2010 and December 31, 2010; (As of March 31, 2011, no units had been ordered.  Even though no units have been ordered as set forth in the agreement, Agilyx still recognizes the Company as having exclusive rights with no liability to Agilyx until the first order. The Company expects to order their first units by the end of June 2011.)

b)	Twenty (20) PRU’s between January 1, 2011 and December 31, 2011; and
c)	Forty (40) PRU’s between January 1, 2012 and December 31, 2012; and
d)	Forty (40) PRU’s between January 1, 2013 and December 31, 2013; and
e)	Forty (40) PRU’s between January 1, 2014 and December 31, 2014; and
f)	Forty (40) PRU’s between January 1, 2015 and December 31, 2015; and
g)	Forty (40) PRU’s between January 1, 2016 and December 31, 2016; and
h)	Forty (40) PRU’s between January 1, 2017 and December 31, 2017; and
i)	Forty (40) PRU’s between January 1, 2018 and December 31, 2018; and
j)	Forty (40) PRU’s between January 1, 2019 and December 31, 2019; and
k)	Forty (40) PRU’s between January 1, 2020 and December 31, 2020.

On December 4, 2009, the Company formed Green EnviroTech Wisconsin, Inc., (“GET WISC”) a Wisconsin Corporation in anticipation of opening a plant in Wisconsin. As of March 31, 2011, the Company is in discussions regarding the construction of a plant in Wisconsin, however, the original location in Fond de Lac, was abandoned as the lot was not large enough to facilitate a railroad spur, which would be needed.

On August 9, 2010, the Company formed Green EnviroTech Riverbank, Inc., (“GETRB”) a California Corporation in anticipation of opening a plant in Riverbank, CA.  The Company is currently leasing space in Riverbank, CA and anticipates operations to commence in the fourth quarter of 2011.

On March 30, 2011, the Company acquired Magic Bright Limited (“Magic Bright”), a Hong Kong Corporation.  Magic Bright is a plastics brokerage company brokering waste plastic in Europe and Asia.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company acquired Magic Bright Limited (“Magic Bright”), a Hong Kong Corporation, on March 30, 2011.  Magic Bright is a plastics brokerage company brokering waste plastic in Europe and Asia.   The Company generated revenues for the first time since inception as a result of the Magic Bright acquisition.  The Company recorded only one day of revenue in the amount of $34,505 from Magic Bright to coincide with the date of acquisition.   The Company  generated losses totaling $402,311 and $369,358 for the three months ended March 31, 2011 and 2010 and for the period October 6, 2008 (Inception) through March 31, 2011 of $4,359,890 and needs to raise additional funds to carry out their business plan. The Company has raised debt financing of $1,194,500 from non-related third parties through March 31, 2011 and $311,296 from the Company’s CEO through March 31, 2011.The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue and expand operations.

The Company has had very little operating history to date. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern (Continued)

Besides generating revenues from proposed operations, the Company may need to raise additional funds to expand operations to the point at which the Company can achieve profitability. The terms of new debt or equity that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company’s officers and directors may need to contribute additional funds to sustain operations.

In February of 2011, the Company retained the services of the Strategic Tactical Asset Trading LLC. to handle its investor relations program and to communicate the Company’s business and growth strategy to the investment community.

The Company entered into a twelve (12) month agreement with AME Holdings Group, LLC (Consultant) on March 3, 2011 wherein Consultant will provide consulting services designed to assist Company in growing its business through mergers, acquisitions, debt financing, structured finance, strategic capital assistance and/or other legal means.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “ Accounting and Reporting by Development Stage Enterprises ”. The Company has devoted substantially all of its efforts to the corporate formation and the raising of capital. With the acquisition of Magic Bright, the Company anticipates emerging from the development stage in the second fiscal quarter of 2011.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency Translation

The Company’s subsidiary, Magic Bright Limited acquired on March 30, 2011, is located in Hong Kong and certain accounts of the Company are reflected in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Hong Kong dollar. The Company’s functional currency is the Hong Kong dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). For the three months ended March 31, 2011 and 2010, the Company recorded approximately $837 and $0 in translation income, respectively. Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income.” ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred. The Company through March 31, 2011, incurred some engineering and design costs on a facility they are planning to build or purchase to refurbish. All of these costs are non-depreciable until the facility is in service.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recoverability of Long-Lived Assets

The Company reviews long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenue from sales as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company anticipates that the plastics that are recovered will be their main source of revenue, with the automotive parts manufacturers being the primary market. However, the use of the Company’s recycled materials is not limited to just automotive parts, therefore the Company will market numerous other industries both domestically and internationally.

In addition, the Company believes that it will generate revenue from joint ventures with companies in the waste oil and waste plastics recycling businesses, including royalties generated by the sale of synthetic oil products developed by the joint venture partners.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

	March 31,	March 31,
	2011	2010

Net loss	$(402,311)	$(369,358)

Weighted-average common shares
outstanding (Basic)	63,559,219	59,999,895

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	63,559,219	59,999,895

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $1,316,313 as of March 31, 2011 consists of the plastic raw materials that are awaiting conversion. Magic Bright Limited inventory was $1,300,817 and Green EnviroTech Riverbank, Inc. (GETRB) inventory was $15,496.  GETRB inventory has been accumulated in anticipation of opening the Riverbank facility.  There has been no reserve for obsolescence of inventory and inventory is only removed upon use. The Company includes in its Cost of Revenues its costs of materials as well as other direct costs in the delivery of its materials to the warehouse and products to its customers as well as freight and other costs. When the Company commences the conversion process it will also include the work in process inventory and finished goods in its inventory.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets

Impairment of Excess Purchase Price over Net Assets Acquired (Goodwill and Other Long-Term Assets) – The Company determines impairment by comparing the fair value of the goodwill, using the undiscounted cash flow method, with the carrying amount of that goodwill. The Company recognized goodwill in the amount of $5,148,377 as a result of the Magic Bright Limited acquisition on March 30, 2011.  ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with ASC 350. ASC 350 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.”  The Company’s assessment for impairment of assets involves estimating the undiscounted cash flows expected to result from use of the asset and its eventual disposition. An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, and considers year-end the date for its annual impairment testing, unless information during the year becomes available that requires an earlier evaluation of impairment testing.

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 for 2007, and they evaluate their tax positions on an annual basis, and has determined that as of March 31, 2011, no additional accrual for income taxes is necessary.

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements . ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the condensed consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10 , (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Condensed Consolidated Financial Statements . ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.

ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities ”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued.

This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopted ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall , for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability.

ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the rollforward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact its financial statements.

In February 2010, the FASB issued ASU 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”. This update addresses both the interaction of the requirements of Topic 855, “Subsequent Events”, with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provision related to subsequent events (paragraph 855-10-50-4). The amendments in this update have the potential to change reporting by both private and public entities, however, the nature of the change may vary depending on facts and circumstances. Adoption of ASU 2010-09 did not have a material impact on the Company’s consolidated results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 25,000,000 shares of $0.001 par value stock authorized. The Company had not issued preferred stock until March 30, 2011 when they issued 1,000,000 shares of preferred stock to the shareholders of Magic Bright to complete the Magic Bright acquisition.

Common Stock

The Company was established with two classes of stock, common stock – 250,000,000 shares authorized at a par value of $0.001; and preferred stock – 25,000,000 shares authorized at a par value of $0.001.  On June 28, 2010, the Company approved the increase in the authorized common shares from 75,000,000 to 250,000,000.

On October 17, 2007, the Company issued 44,999,895 shares of common stock to one director for cash in the amount of $0.000334 per share for a total of $15,000.

On July 17, 2008, the Company sold 15,000,000 shares of common stock to a group of 26 investors for cash in the amount of $0.001667 per share for a total of $25,000 pursuant to a registration statement on Form S-1 which became effective on April 8, 2008.

In October 2009, Kristen Paul, the owner of 44,999,895 shares of the Company’s common stock sold her shares to Green EnviroTech Corp. These shares were cancelled. With the cancellation of those shares, Kristen Paul resigned as the sole officer and director and was replaced by former officers of Green EnviroTech.

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), the Subsidiary merged with and into Green EnviroTech resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company issued 44,999,895 shares of its common stock (the “Acquisition Shares”) to the shareholders of Green EnviroTech, representing 75% of the issued and outstanding common stock following the closing of the Merger. The outstanding shares of Green EnviroTech were cancelled.

On March 11, 2010, the Company effected a fifteen to 1 forward stock split in the form of a stock dividend. The shares and per share amounts included herein have been reflected retroactive to the stock split.

During the year ended December 31, 2010, the Company issued 2,600,000 shares of common stock with a fair value of $2,195,000 (between $0.65 and $1.00 per share). In addition, the Company issued 1,006,488 shares of common stock to convert loans payable that were outstanding to a related party (754,377) and to a non-related party (252,111). These shares were converted at $1.00 which was the fair value of the stock at the date of conversion. The Company also canceled 89,625 shares of common stock valued at $67,218 to a consultant for services not performed, as the certificate was returned.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED

Common Stock (Continued)

During the first three months ended March 31, 2011, the Company issued 131,250 shares of common stock with a fair value of $98,750 (100,000 shares valued at $.80 and 31,250 shares valued at $.60) for professional services.  The Company also issued 184,000 shares of common stock with a fair value of $104,880 (valued at $.57 per share) to employees of Magic Bright Limited as a condition for the acquisition of Magic Bright.

As of March 31, 2011, there were 63,832,008 shares issued and outstanding.

Warrants

On January 24, 2011, the Company issued 190,000 warrants to the investors who subscribed to the Secured Debenture financing. These warrants are five-year warrants to purchase an aggregate of 190,000 shares of common stock at an exercise price of $0.40 per share, which may be exercised on a cashless basis.

The value of these warrants was $123,120 at inception which represents the debt discount on the Secured Debentures issued on January 24, 2011. The debt discount will be amortized over the life of the debt which is six months.

In addition, the Company issued 19,000 five-year warrants to the brokers as commission on the Secured Debenture transaction. These warrants carry the same term as the investor warrants. The value of these warrants was $18,242 and were reflected as loan fees in statement of operations for the three months ended March 31, 2 011.

The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term
190,000	$0.40	1/24/2011	5 years
19,000		1/24/2011	5 years
209,000

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 4-	LOAN PAYABLE – RELATED PARTY

The Company had an unsecured, loan payable in the form of a line of credit with their CEO. The CEO had provided a line of credit up to $200,000 at 4% interest per annum to the Company to cover various expenses and working capital infusions until the Company can be funded. This loan was extended from the original due date of December 31, 2009 to December 31, 2010 and the amount was increased from $200,000 to $1,000,000. This loan has been extended again to December 31, 2011.  The CEO has advanced $1,224,856 from inception through March 31, 2011 and the Company repaid $908,860 of these advances.  The Company converted $754,377 of these advances into shares of common stock on May 11, 2010   at a $1 per share. The remaining principal under this loan due as of March 31, 2011 is $311,296.  $18,735 of interest is accrued the loan at March 31, 2011. The Company anticipates the CEO will convert the balance of these advances into common stock sometime in the future.

NOTE 5-	LOAN PAYABLE – OTHER

The Company received $215,000 on March 31, 2010 and an additional $35,000 on April 9, 2010 from HE Capital, SA as a loan.    These notes accrue interest at 8% annually. The Company accrued interest of $2,111 on the loans through May 11, 2010.  These amounts were converted into shares of common stock at a $1 per share.

On August 6, 2010, HE Capital, S.A. loaned the Company $100,000 and loaned the Company an additional $50,000 on September 13, 2010.  These loans are for one year and have an annual interest rate of 8%. The loans were used for operations of the Company during its development stage.

On October 13, 2010, HE Capital, S.A. loaned the Company $22,500.  This loan is for one year and has an annual 8% interest rate.  This loan was used to pay fees in connection with the equipment lease signed with Naranza Capital Partners LLC.

On December 3, 2010, HE Capital S.A. loaned the Company $170,000.  This loan is for one year and has an annual 8% interest rate.  This loan was used to pay the first and last lease payments on the Naranza Capital Partners LLC equipment lease (see Note 10).

On December 3, 2010, HE Capital S.A. loaned the Company $20,000.  This loan is for one year and has an annual 8% interest rate.  This loan was used to pay additional fees on the Naranza Capital Partners LLC equipment lease (see Note 11).   An addendum was agreed to by the Company and HE Capital on February 10, 2011 to increase this loan amount to an incremental amount not to exceed $500,000.  The balance of this loan amount at March 31, 2011 was $462,000. $300,000 of this amount was the cash payment needed in the closing of the Magic Bright Limited acquisition on March 30, 2011 (see Note 7).  The remainder of $142,000 was used in the Company for working capital.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 5-	LOAN PAYABLE – OTHER (CONTINUED)

The total balance outstanding with HE Capital at March 31, 2011 is $804,500. Interest incurred for the three months ended March 31, 2011 and 2010 were $8,590 and $0, and interest accrued through March 31, 2011 on these HE Capital notes is $15,378.

The Company also entered into a loan payable with an individual in the amount of $20,000 at 10% due on demand. The Company repaid $10,000 of this note on August 10, 2010.  As of March 31, 2011 the loan still has an outstanding balance of $10,000.  On April 13, 2011 the Company made a $2,500 payment toward the principal and accrued interest. Interest expense for the three months ended March 31, 2011 and 2010, was $247 and $192, respectively. Accrued interest as of March 31, 2011 was $1,551.

On March 31, 2011, the Company signed a Promissory Note in the amount of $50,000 from JDS Squared.  The proceeds were not received until April 5, 2011 in exchange for the Note.

The note was recorded on the books on the date received.  The note calls for interest in the amount of five percent (5%) per annum from the date of issue until due on September 30, 2011.  The Company has the right to prepay the note with interest anytime following the issue date of the note.    The funds were used for working capital.

NOTE 6-	SECURED DEBENTURES

On January 24, 2011, the Company entered into a series of securities purchase agreements with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of $380,000 in 12% secured debentures (the “Debentures”). Legend Securities, Inc. a broker dealer which is a member of FINRA, received a commission of $45,600 and 19,000 warrants at an exercise price of $0.40 in connection with the sale of the Debentures. The Debentures are due at the earlier of 6 months from the date of issuance or upon the Company receiving gross proceeds from subsequent financings in the aggregate amount of $1,000,000. The Debentures bear interest at the rate of 12% per annum, payable upon maturity. The Debentures are secured by the assets of the Company pursuant to security agreements entered into between the Company and the Investors.

The Company also issued to the Investors five-year warrants to purchase an aggregate of 190,000 shares of common stock at an exercise price of $0.40, which may be exercised on a cashless basis.

The Company as of March 31, 2011, raised $380,000 from the investors.

Interest on these notes for the three months ended March 31, 2011 was $11,067 and accrued as of March 31, 2011 (12%) was $13,717.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 6-	SECURED DEBENTURES (CONTINUED)

The $380,000 in proceeds from the financing transaction was allocated to the debt features and the warrants based upon their fair values.  The value of the warrants ($123,120) was recorded as a debt discount on the secured debentures. This discount will be amortized over the life of the secured debentures, six months. During the three months ended March 31, 2011, the Company amortized $40,496. After the discount, there was $256,880 of remaining value to be allocated to the note on the financial statements.

The estimated fair value of the 190,000 warrants to the investors at issuance on January 24, 2011 was $141,362 and has been classified as Additional Paid In Capital - Warrants on the Company’s condensed consolidated balance sheet. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model.

On October 22, 2010, the Company entered into an engagement for independent introducing agent services with Legend Securities, Inc. (“LSI”) where in LSI has agreed to introduce investors to the Company in the form of equity and/or debt.  In accordance with the agreement, LSI received 10% of the cash equivalent received by the Company as a fee and 2% of the cash equivalent as an expense allowance.  LSI received as compensation for this agreement, $39,600 in fees and expenses in 2010 and $6,000 on January 21, 2011 as well as 19,000 warrants valued at $18,242.

NOTE 7-	LOAN PAYABLE – ACQUISITION

As part of the acquisition of Magic Bright on March 30, 2011, the Company agreed to pay $1,000,000 in cash and $5,000,000 in the form of 1,000,000 preferred shares. At closing , the Company paid $300,000. They agreed to a payment schedule of $300,000 due on June 16, 2011; $200,000 on September 16, 2011; and $200,000 on December 16, 2011. The remaining $700,000 is non-interest bearing.

NOTE 8-	LOAN PAYBALE - BANK

The Company incurred in its acquisition of Magic Bright Limited on March 30, 2011 a bank debt to DBS Bank Limited of Hong Kong in the amount of $1,453,307 at an interest rate of .75 % above the Hong Kong prime rate.  Currently the prime rate is 5.25%., so the loan has an interest rate of 6% at March 31, 2011.  The note matures on November 18, 2015. The maturitites of the notes are as follows: For periods ending March 31: 2012 - $277,710; 2013 - $283,880; 2014 - $290,052; $296,224; and November 18, 2015 - $305,441.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 9-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of March 31, 2011, there is no provision for income taxes, current or deferred.

Net operating losses	$1,496,131
Valuation allowance	(1,496,131)

$-

At March 31, 2011, the Company had a net operating loss carry forward in the amount of $4,400,386, available to offset future taxable income through 2031.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended March 31, 2011 and 2010 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 10-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

NOTE 11-	COMMITMENTS

Agilyx Agreements

On December 12, 2009, Green EnviroTech entered into an (i) equipment purchase and installation agreement (the “Purchase Agreement”) with Agilyx (formally Plas2Fuel) Corporation (“Agilyx (formally Plas2Fuel)”), (ii) oil marketing and distribution agreement with Agilyx (formally Plas2Fuel) (the “Oil Marketing Agreement”), and (iii) license agreement with Agilyx (formally Plas2Fuel) (the “License Agreement”).  Plas2Fuel Corporation changed its name to Agilyx Corporation effective June 8, 2010.  All agreements and contracts negotiated as Plas2Fuel Corporation are still in full force and will be honored by Agilyx Corporation.

Pursuant to the Purchase Agreement, Green EnviroTech agreed to purchase, and Agilyx (formally Plas2Fuel) agreed to sell and install, a twelve vessel waste plastic to oil recycling system (the “System”), for a purchase price of $5,595,645. Green EnviroTech agreed to pay the purchase price over five installments.  On December 31, 2009, Agilyx (formally Plas2Fuel) issued a waiver to Green EnviroTech leaving it to the discretion of Green EnviroTech to implement the first installment due date before the equipment would be shipped.  As of December 31, 2010, the first installment date had not been determined.

Pursuant to the Oil Marketing Agreement, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Agilyx Agreements (Continued)

Pursuant to the License Agreement, Agilyx (formally Plas2Fuel) agreed to grant Green EnviroTech a limited license to use Agilyx (formally Plas2Fuel)’s proprietary technology and information in connection with operation of the System at Green EnviroTech’s facilities, for a license fee of 10% of Net Oil Revenue. On May 18, 2010, the License Agreement was amended to give Green EnviroTech an exclusive provisional right to the Auto Shredder Residue (“ASR”) market within North America.  The right expires on January 1, 2021.

Agilyx (formally Plas2Fuel) excluded producers they are servicing on Exhibit A which indicated “none”.  The exclusive right is contingent upon the Company purchasing from Agilyx (formally Plas2Fuel) and paying in full for Plastic Reclamation Units on a prearranged schedule as follows:

a)
Twelve (12) Plastic Reclamation Units (“ PRU’s ”) between January 1, 2010 and December 31, 2010; (as of March 31, 2011 no Units had been ordered.  Even though no units have been ordered as set forth in the agreement, Agilyx still recognizes the Company as having exclusive rights with no liability to Agilyx until the first order.  The Company expects to order their first units by the end of June 2011 as previously discussed)

b)	Twenty (20) PRU’s between January 1, 2011 and December 31, 2011; and
c)	Forty (40) PRU’s between January 1, 2012 and December 31, 2012; and
d)	Forty (40) PRU’s between January 1, 2013 and December 31, 2013; and
e)	Forty (40) PRU’s between January 1, 2014 and December 31, 2014; and
f)	Forty (40) PRU’s between January 1, 2015 and December 31, 2015; and
g)	Forty (40) PRU’s between January 1, 2016 and December 31, 2016; and
h)	Forty (40) PRU’s between January 1, 2017 and December 31, 2017; and
i)	Forty (40) PRU’s between January 1, 2018 and December 31, 2018; and
j)	Forty (40) PRU’s between January 1, 2019 and December 31, 2019; and
k)	Forty (40) PRU’s between January 1, 2020 and December 31, 2020.

Wisconsin Site

The Company had previously announced it was exploring the idea of opening a plant in Fond du Lac, Wisconsin.  However, the decision has now been decided to locate the plant in another city in Wisconsin.  There were no incentives offered by Fond du Lac other than to offer to sale land suitable for plant construction when no building for lease was found suitable for the Company’s needs.  The Industrial Park location appeared to be suitable and the Company started design work on the location.  The site called for a rail spur which was turned down by the railroad for lack of enough space to meet their requirements.  The Company looked elsewhere and decided to direct its efforts to Sheboygan where the city has offered incentives and the city has commercial building space available suitable for the needs of the plant.  The area also has a pool of experienced work force available to compliment the employee requirements needed for the plant.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Wisconsin Site (Continued)

The Company received on September 23, 2010 an Incentive Offer from the City of Sheboygan laying out its proposal of incentives for the Company to consider locating its plant in Sheboygan.  Sheboygan offered a low-interest loan in the amount of $400,000 to be used for equipment, working capital, or training purposes from its Business Development Loan Program.  The city offered to sponsor a bond resolution for the Industrial Revenue Bonds which can be used for funding of a large portion of the project.  The city will sponsor and prepare the grant application for a Transportation Economic Assistance Grant for assistance of up to 50% of the costs of a railroad spur if the Company qualifies.  The city is working with a Bay-Area Workforce Development Board in conjunction with a Technical College who are proposing a $100,000 grant for training associated with start-up of the new building and equipment.

The city spoke to Alliant Energy who offers a Shared Savings program that is available if the efficiency levels of our equipment, meets their energy savings.  This could equate to 2% money toward a five year loan.
The city reports there are energy efficiency incentives from the Wisconsin Public Service as well.

In January of 2011, the State of Wisconsin Investment Board indicated its interest to commit $5 million in a low interest loan to the Company for the purchase of a building in Sheboygan, Wisconsin to be used for the Sheboygan Plant.  As of March 31, 2011, the Company had not received a letter of commitment for financial assistance from the State of Wisconsin.

Employment Agreements

The Company executed on February 19, 2010 employment contracts for the hire of its Chief Executive Officer for a term of 36 months with one year automatic extensions and its President and Chief Technology Officer for a term of 12 months with one year automatic extensions. Each contract provided for base and incentive salary as well as carried a ten year stock option incentive for the purchase of up to 200,000 of the Company’s common shares at the exercise price of $0.30 which was the closing price of the Company’s common stock on the OTCBB on February 18, 2010.  These shares shall vest in 66,667 amounts on each of November 1, 2010 and 2011 and 66,666 on November 1, 2012, assuming the Executive is employed by the Company on such vesting dates.  The employment agreements were terminated on October 1, 2010. The employment agreements were terminated until the Company can raise funds. Once the appropriate funds have been raised, the Company will enter into new employment agreements with senior management. Any amounts that were accrued as salary for these individuals was reversed and no stock options were issued.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Employment Agreements (Continued)

On August 9, 2010, the Chief Technology Officer with consent of the Company resigned his position with the Company as its CTO in order to work as a consultant to the Company for Ergonomy, LLC, a company the CTO helped form and is already an officer.  The Company has a long standing contract with Ergonomy to use its technology.

On January 25, 2011, Jeffrey Chartier resigned as President and as a director of Green EnviroTech Holdings Corp. (the “Company”). In connection with Mr. Chartier’s resignation, the Company and Mr. Chartier entered into a separation agreement pursuant to which he agreed to a six month lock-up of the 4,495,680 shares of the Company’s common stock he owns (the “JC Shares”), and subsequent “leak-out” selling of no more than 1% of the Company’s issued and outstanding shares of common stock in any 90 day period, in consideration for which the Company agreed to issue Mr. Charter 50,000 shares of common stock (the “LL Transfer Shares”).

Mr. Chartier relinquished voting rights to his 4,495,680 shares of common stock, giving Gary DeLaurentiis (the Company’s Chief Executive Officer and Chairman) the proxy to vote such shares, in consideration for which the Company agreed to issue Mr. Chartier 25,000 shares of common stock (the “Proxy Transfer Shares”).  Mr. Chartier provided the Company a right of first refusal on any proposed sale of the JC Shares, LL Transfer Shares, Proxy Transfer Shares, and an additional 25,000 shares the Company agreed to issue to Mr. Chartier as partial reimbursement for $30,000 of outstanding expenses. The Company agreed to issue and/or caused the transfer of an additional 50,000 shares of common stock for Mr. Chartier as severance.  Mr. Chartier provided a general release.

On January 27, 2011, Wayne Leggett was elected to the Board of Directors of the Company, and Lou Perches was appointed Chief Operating Officer of the Company. Mr. Leggett has been the Company’s Chief Financial Officer since March 2010. Mr. Perches will receive a salary of $7,500 per month for six months during which he will devote 100% of his business time to the Company.

Lease Agreements - Riverbank

On September 1, 2010, the Company signed a five year lease for office space and opened its Riverbank, California offices and changed its corporate offices to California.  The office is staffed by the CEO and three office personnel.  The office space is approximately 1,100 sq ft.  The lease calls for lease payments in the amount of $600 per month the first year, $618 per month the 2 nd year, $637 per month the 3 rd year, $656 per month the 4 th year and $675 per month the 5 th year.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Lease Agreements – Riverbank (Continued)

On December 1, 2010, the Company signed a five year lease for plant space in Riverbank, California in anticipation of opening its Riverbank Plant.  The plant space is approximately 37,800 sq ft.  The lease calls for lease payments in the amount of $1,900 per month the first 6 months, $10,584 for the next 6 months, $10,902 per month the 2 nd year, $11,229 per month the 3 rd year, $11,565 per month the 4 th year and $11,912 per month the 5 th year.

On December 1, 2010, the Company signed a six month lease for 5,175 sq. ft. of space in Riverbank, California to store non-hazardous plastic material that is covered.  The lease calls for lease payments in the amount of $518 per month.

Capital Lease – Riverbank

On September 24, 2010, the Company received a “term sheet” from Naranza Capital Partners for the lease purchase of $5,000,000 of equipment to be placed in the Riverbank facility.   On November 23, 2010, the Company signed an Equipment Lease Agreement with Naranza Capital Partners for the lease of the equipment needed in the Riverbank Plant.  This Capital Lease also included the installation of this equipment and has a $1 (one dollar) buyout clause.  The term of the lease is for five years (60 months) starting from the date the equipment is operational. The Company paid an application fee of $12,500 plus the first and last month’s lease payments in the amount of $128,945 each.  The Company also paid $10,000 doc fees, site visit fee and legal fees.  As of December 31, 2010, the equipment had not been ordered for shipment.

The plant will produce sweet crude oil using the Agilyx technology.  The material to be used in the technology is from an agricultural waste plastic stream, the Company will obtain at no cost to the Company.  The transportation of the waste plastic to the plant is the only cost.

The Company has also received draft approval documents from the Air Resource Board with authority to proceed with the development of the plant.  This is the first license of its kind to be issued in California for construction of a facility to use this technology.

The Company will recognize the assets and the obligation under the capital lease at the time that Naranza Capital Partners honors the commitment and places the order of the equipment and installs the equipment. The deposits are recognized as non-current assets on the Company’s consolidated balance sheets at March 31, 2011.    As of March 31, 2011, the equipment had not been ordered for shipment.  On April 1, 2011, a Demand Letter was sent to Naranza Capital Partners for the return of the Company’s deposit.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Riverbank Site

On October 4, 2010, the Company received a letter from the City of Riverbank’s Local Redevelopment Authority (LRA) outlining its support and enthusiasm for the Company’s decision to proceed with the development of a plant facility in Riverbank and for opening its corporate offices in their city.  To show their commitment to the Company’s success in Riverbank, the LRA is preparing the Community Development Block Grant (CDBG) Over-The-Counter (OTC) Grant Application in support of the Company.   The Grant provides for the creation and retention of jobs.  The funds are awarded at a rate of $35,000 per estimated new job created.  The LRA is working with the granting agency and the State’s Department of Housing & Community Development, to provide $5 million in funds over the next two years for site infrastructure improvements, business working capital, job training and equipment in the form of both grants and loans.  In addition, the LRA is prepared to offer the Company in-kind contributions totaling $2,000,000 to support the project, including staff support, building improvements, local building and processing fees, electrical upgrades, rail improvements and infrastructure upgrades.

The Company appreciates the support the community of Riverbank is providing.  Before the close of the year, the City of Riverbank notified the Company that it had received instruction from the State of California’s Economic Development panel providing funds to the City of Riverbank for the use of the Company that it was unable to provide such funds presently.

0n October 8, 2010 the Company received a Letter of Intent from Ravago Manufacturing Americas for joint activities with the Company. Ravago has experience as an engineering resin custom compounder, toll and producer services provider, and world class recycler of both engineering polymers and basic commodity plastics has made them one of America's leading resins suppliers. Their broad product portfolio and unique manufacturing assets allow for versatility beyond compare. Ravago has facilities strategically located to serve both the producer and end user, with activities in the Midwest, Southeast, and Gulf Coast regions.  In the Ravago Letter of Intent, Ravago will install and operate manufacturing equipment in Green EnviroTech’s facilities to produce compounded plastic products.  Ravago will provide all materials needed to make the compound to specification. The Company will purchase virgin plastic material from another division of Ravago, H. Muehlstein. This virgin material will be mixed with the reclaimed plastic to make compound plastic to specification.
The Company will pay Ravago $0.15 per pound for the compound produced. Ravago, with its worldwide customer list, will take 100% of the compounded material produced at the Company facilities and market the material for a 10% commission thru its division ENTEC.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 11-	COMMITMENTS (CONTINUED)

Riverbank Site (Continued)

This Letter of Intent from Ravago has the potential to save the Company millions of dollars for the purchase of compounding equipment, operations and maintenance of the equipment as well as provides the Company a Sales and Marketing Department. The Letter of Intent, if executed will make Ravago the Company’s only customer for its compound material. The Company met with executives of Ravago on February 23, 2011 and negotiated the final agreement between Ravago and the Company.  The Company is working towards executing this agreement by the end of June, 2011.

NOTE 12-	ACQUISITION

Magic Bright Transaction

On February 14, 2011, the Company entered into a securities purchase agreement with Magic Bright Limited, a Hong Kong corporation (“Magic Bright”), and the members of Magic Bright listed on Schedule 1 thereof (the “Sellers”), and on March 16, 2011 and March 25, 2011, the Company entered into amendments to such purchase agreement (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement,

•	The Company agreed to purchase, and the Sellers agreed to sell, all of the issued shares of Magic Bright (the “Ordinary Shares”), subject to the terms and conditions therein.

•
The Company agreed to pay to the Sellers, in consideration for the Ordinary Shares, an aggregate purchase price of $6,000,000, consisting of $1,000,000 in cash (the “Cash Consideration”) and $5,000,000 in securities. The Cash Consideration was payable as follows: (i) $300,000 on the closing date (which the parties agreed would occur on or prior to March 30, 2011); (ii) $300,000 on June 16, 2011; (iii) $200,000 on September 16, 2011; and (iv) $200,000 on December 16, 2011. The $5,000,000 in securities were payable in the form of 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (with a stated value of $5.00 per share), which the Company agreed to issue to the Sellers on the closing date.

•
The Company agreed to use its reasonable best efforts to obtain at least $3,000,000 in net proceeds from financings and allocate such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright within the period of 15 months from the closing. If the Company (i) does not obtain and allocate at least $2,000,000 of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the Cash Consideration by December 16, 2011, each Seller shall have the option to re-purchase the Ordinary Shares sold by such Seller to the Company, in exchange for the Preferred Shares issued by the Company to such Seller.

•
Three years from the closing, each Seller will have a one-time ninety (90) day option (“Buy Back Option”) to purchase back 50.1% of the  Ordinary Shares sold by such Seller to the Company, in exchange for the 50% of the Preferred Shares issued by the Company to such Seller (or the fair market equivalent in cash of such shares).

•
The Company agreed, on or prior to closing, to (i) have the Seller Wong Kwok Wing, Tony (“Tony”), appointed to the Company’s board of directors, (ii) enter into an employment agreement with Tony in form and substance satisfactory to Tony, and (iii) issue an aggregate of 184,000 shares of common stock to employees of Magic Bright.

Effective March 30, 2011, the Company closed on the acquisition of the issued shares of Magic Bright in accordance with the terms of the Purchase Agreement. Magic Bright was founded in 2000 and is principally engaged in the trading of waste plastic material in the People’s Republic of China (the “PRC”) and Hong Kong. Its principal place of business is located at 18th Floor, 27 Lock Road, Tsimshatsui, Kowloon, Hong Kong.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 12-	ACQUISITION (CONTINUED)

Magic Bright Transaction (Continued)

The Company acquired the following assets and assumed the following liabilities in the acquisition of Magic Bright:

Cash	$54,378
Accounts receivable	367,038
Inventory	1,293,118
Prepaid expenses and other assets	378,504
Fixed assets	1,739,560
Accounts payable and accrued expenses	(1,410,137)
Deferred tax liability	(13,923)
Long-term bank debt	(1,452,035)

Total of assets and liabilities acquired	$956,503

Consideration paid for acquisition of Magic Bright	$6,104,880

Value of Goodwill	$5,148,377

As of March 31, 2011, there is no impairment on the goodwill.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 13-	SUBSEQUENT EVENTS

On April 8, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into an investment agreement with Centurion Private Equity, LLC (“Centurion”). Pursuant to the Investment Agreement, Centurion agreed to purchase from the Company, from time to time in the Company’s sole discretion (subject to the conditions set forth therein), for a period commencing on the effective date of the registration statement to be filed by the Company for resale of the shares of common stock issuable under the Investment Agreement, until the earlier of (i) two years from the effective date of the registration statement to be filed by the Company for resale of the shares of common stock issuable under the Investment Agreement and (ii) 30 months from April 8, 2011, up to $5,000,000 in the Company’s common stock.

The Company issued to Centurion 290,641 shares of common stock as a commitment fee and 31,250 shares of common stock as a due diligence/legal and administrative fee.

Pursuant to a registration rights agreement between the Company and Centurion entered into in connection with the Investment Agreement, the Company agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, issuable under the Investment Agreement (including the Commitment Shares and the Fee Shares), within 60 days of execution of the Investment Agreement, and to have such registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 120 days of execution of the Investment Agreement (or 150 days if such registration statement is reviewed by the SEC).

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Generally, the price per share for each Put will be determined as follows: If the Market Price (defined below) for the Put is greater than $0.10, the purchase price for the Put Shares (the “Put Share Price”) sold in that Put shall equal 97% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.  If the Market Price for the Put is $0.10 or less, the purchase price for the Put Shares sold in that Put shall equal the lesser of (i) 97% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable Put. “Company Designated Minimum Put Share Price” means a minimum purchase price per Put share at which Centurion may purchase shares of common stock pursuant to the Company’s Put notice. The Company Designated Minimum Put Share Price shall be no greater than the lesser of (i) 80% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125 and shall be no less than the lesser of (i) 70% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125.

The maximum amount of common stock that Centurion shall be obligated to purchase with respect to any single closing under the Investment Agreement will be the lesser of (i) 2,000,000 shares, (ii) 15% of the sum of the aggregate daily reported trading volume in the Company’s common stock for all Evaluation Days (as defined in the Investment Agreement) in the Pricing Period (as defined in the Investment Agreement), excluding any block trades that exceed 20,000 shares of common stock, (iii) the number of Put Shares (as defined in the Investment Agreement) which, when multiplied by their respective Put Share Prices (as defined in the Investment Agreement), equals the Maximum Put Dollar Amount (as defined in the Investment Agreement), and (iv) such amount which would cause Centurion’s beneficial ownership of the Company’s common stock to exceed 4.9%.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.  This information was included in the 8-K filed on April 14, 2011.

On April 12, 2011, the Company received $53,000 from Asher Enterprises, Inc. in exchange for a Convertible Promissory Note.  The note calls for interest in the amount of eight percent (8%) per annum from the date of issue until due on January 12, 2012.  The Company has the right to prepay the note with interest anytime after sixty (60) days following the issue date of the note.  The Company has to issue a prepayment notice within three (3) trading days prior to the prepayment date.  The prepayment amount is one hundred twenty-five percent (125%) of the principal balance.  Asher Enterprises, Ins. has the right to convert the note or any part of the unpaid principal balance of the note into common shares of the Company anytime after one hundred eighty (180) days following the issue date of the note.  The conversion price is sixty three percent (63%) of the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.  The funds were used for working capital.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010 (UNAUDITED)

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

On April 22, 2011, the Company signed a Letter of Intent with Mosaic Capital LLC (Mosaic) wherein Mosaic will act as the Company’s financial advisor and will assist the Company with providing growth capital for the Company’s subsidiary Magic Bright.  Mosaic will also assist with raising growth capital for the Company overall in the range of up to $15,000,000.  The term of the agreement is until the satisfaction of the funding or until 30-day written notice of termination by either party.

On April 27, 2011, the Company received $42,500 from Asher Enterprises, Inc. in exchange for a Convertible Promissory Note.  The note calls for interest in the amount of eight percent (8%) per annum from the date of issue until due on January 12, 2012.  The Company has the right to prepay the note with interest anytime after sixty (60) days following the issue date of the note.  The Company has to issue a prepayment notice within three (3) trading days prior to the prepayment date.  The prepayment amount is one hundred twenty-five percent (125%) of the principal balance.  Asher Enterprises, Ins. has the right to convert the note or any part of the unpaid principal balance of the note into common shares of the Company anytime after one hundred eighty (180) days following the issue date of the note.  The conversion price is sixty one percent (61%) of the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.  The funds were used for working capital.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

To the Directors of
Green EnviroTech Holdings Corp.

We have audited the accompanying consolidated balance sheets of Green EnviroTech Holdings Corp. (formerly Wolfe Creek Mining, Inc.) (the "Company") (a development stage company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2010 and 2009 and period October 6, 2008 (Inception) through December 31, 2010. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Green EnviroTech Holdings Corp. (a development stage company) as of December 31, 2010and 2009, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and period October 6, 2008 (Inception) through December 31, 2010 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in process of executing its business plan and expansion. The Company has not generated significant revenue to this point, however, has been successful in raising funds in their private placement. The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP

New York, NY
April 4, 2011

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS

CURRENT ASSETS
Cash	$26,184	$23
Inventory	15,496	-
Prepaid expenses	5,000	-
Total current assets	46,680	23

Fixed Assets
Plant Equipment - Riverbank	120,000
Construction in progress	113,929	60,073
Total Fixed Assets	233,929	60,073

Other Assets:
Deposits	263,990	-

TOTAL ASSETS	$544,599	$60,096

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$528,914	$354,095
Loan payable - other	702,500	300,000
Loan payable - related party	304,696	270,290
Total current liabilities	1,536,110	924,385

TOTAL LIABILITIES	1,536,110	924,385

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 25,000,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized,
63,516,758 and 59,999,895 shares issued and outstanding	63,517	60,000
Additional paid in capital	3,130,753	(56,000)
Deficit accumulated during the development stage	(4,185,781)	(868,289)
Total stockholders' equity (deficit)	(991,511)	(864,289)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$544,599	$60,096

The accompanying notes are an integral part of these consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
FOR THE PERIOD OCTOBER 6, 2008 (INCEPTION) THROUGH DECEMBER 31, 2010

			OCTOBER 6, 2008
			(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	DECEMBER 31, 2010	DECEMBER 31, 2009	DECEMBER 31, 2010

REVENUE	$-	$-	$-

COST OF REVENUES	5,302	-	5,302

GROSS PROFIT	(5,302)	-	(5,302)

OPERATING EXPENSES
Wages and professional fees	760,541	498,183	1,258,724
Professional fees - common stock issued	2,127,782	-	2,186,017
General and administrative	333,741	81,257	453,640
Total operating expenses	3,222,064	579,440	3,898,381

NON-OPERATING EXPENSES
Interest expense	34,126	19,712	53,896
Total non-operating expenses	34,126	19,712	53,896

NET (LOSS)	$(3,261,492)	$(599,152)	$(3,957,579)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	62,184,274	59,999,895	60,975,780

NET (LOSS) PER SHARE	$(0.05)	$(0.01)	$(0.06)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND  2009

						Deficit
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance - June 26, 2007 (Inception of Wolfe	-	$-	-	$-	$-	$-	$-
Creek Mining, Inc.)

Common shares issued to founders for cash	-	-	44,999,895	45,000	(30,000)	-	15,000

Net loss for the period	-	-	-	-	-	(9,105)	(9,105)

Balance - December 31, 2007	-	-	44,999,895	45,000	(30,000)	(9,105)	5,895

Common shares issued for cash	-	-	15,000,000	15,000	10,000	-	25,000

Net loss for the year	-	-	-	-	-	(19,608)	(19,608)

Balance - December 31, 2008	-	-	59,999,895	60,000	(20,000)	(28,713)	11,287

Net loss for the period January 1, 2009 through
November 20, 2009 - date of merger with
Green EnviroTech Corp.	-	-	-	-	-	(9,845)	(9,845)

Net effect of recapitalization with GreenEnviroTech
Corp. including repurchase and subsequent
cancellation of shares and issuance of new shares	-	-	-	-	(208,202)	(310,350)	(518,552)

To reclassify negative paid in capital to retained earnings	-	-	-	-	228,202	(228,202)	-

Net loss for the period November 21, 2009 through
December 31, 2009	-	-	-	-	-	(347,179)	(347,179)

Balance - December 31, 2009	-	-	59,999,895	60,000	-	(924,289)	(864,289)

Common shares issued to consultants and officers	-	-	2,510,375	2,511	2,125,271	-	2,127,782

Conversion of notes payable to common stock	-	-	1,006,488	1,006	1,005,482	-	1,006,488

Net loss for the year ended December 31, 2010	-	-	-	-	-	(3,261,492)	(3,261,492)

Balance - December 31, 2010	-	$-	63,516,758	$63,517	$3,130,753	$(4,185,781)	$(991,511)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
FOR THE PERIOD OCTOBER 6, 2008 (INCEPTION) THROUGH DECEMBER 31, 2010

			OCTOBER 6, 2008
			(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	DECEMBER 31, 2010	DECEMBER 31, 2009	DECEMBER 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(3,261,492)	$(599,152)	$(3,957,579)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Common stock issued for services	2,127,782	-	2,186,017

Change in assets and liabilities
Increase in inventory	(15,496)	-	(15,496)
Increase in prepaid expenses	(5,000)	-	(5,000)
Increase in deposits	(263,990)	-	(263,990)
Increase in accounts payable and accrued expenses	176,930	354,037	531,025
Total adjustments	2,020,226	354,037	2,432,556
Net cash (used in) operating activities	(1,241,266)	(245,115)	(1,525,023)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures related to purchase of equipment for Riverbank Plant	(120,000)	-	(120,000)
Expenditures related to construcition of building	(53,856)	(60,073)	(113,929)
Net cash (used in) investing activities	(173,856)	(60,073)	(233,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	-	-	30,000
Proceeds received from loan payable - related party	934,766	261,648	1,205,056
Payments on loan payable - related party	(145,983)	-	(145,983)
Proceeds received from loan payable - other	962,500	43,563	1,006,063
Payments on loan payable - other	(310,000)	-	(310,000)
Net cash provided by financing activities	1,441,283	305,211	1,785,136

NET INCREASE IN CASH AND CASH EQUIVALENTS	26,161	23	26,184

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$26,184	$23	$26,184

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$34,126	$5,900	$40,026

NON-CASH SUPPLEMENTAL INFORMATION:
Stock issued for services	$2,127,782	$-	$2,186,017
Payment of common shares by third party	$-	$256,437	$256,437
Conversion of loans payable for common stock	$1,006,488	$-	$1,006,488

The accompanying notes are an integral part of these consolidated financial statements.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

Green EnviroTech Holdings Corp. (the “Company”) was incorporated on June 26, 2007 under the name Wolfe Creek Mining, Inc. under the laws of the State of Delaware. The Company up until November 20, 2009 was primarily engaged in the acquisition and exploration of mining properties.

On November 20, 2009, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green EnviroTech Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Subsidiary”) and Green EnviroTech Corp., a Nevada corporation (“Green EnviroTech”).

On October 6, 2008, Green EnviroTech (formerly EnviroPlastics Corp) was incorporated in the State of Nevada.

The Company is a plastics recovery, separation, cleaning, and recycling company, with the intent to supply recycled commercial plastics to industries such as the automotive and consumer products industries, and it plans to construct large-scale plastics recycling facilities near automotive shredder locations nationwide. Operating in conjunction with large national recycling partners, the Company using a patent pending process developed in conjunction with Thar Process, Inc. will produce recycled commercial grade plastics ready to be re-introduced into commerce. Additionally, the Company will convert waste and scrap plastic into high-value energy products, including synthetic oil.

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), the Subsidiary merged with and into Green EnviroTech resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company issued 45,000,000 shares of its common stock (the “Acquisition Shares”) to the shareholders of Green EnviroTech, representing 75% of the issued and outstanding common stock following the closing of the Merger. The outstanding shares of Green EnviroTech were cancelled.

In October 2009, Kristen Paul, the owner of 44,999,895 shares of the Company’s common stock sold her shares to Green EnviroTech Corp. These shares were cancelled. With the cancellation of those shares, Kristen Paul resigned as the sole officer and director and was replaced by former officers of Green EnviroTech.

The transaction was recorded as a reverse merger, and the historical financial information is that of Green EnviroTech Corp.

On December 12, 2009, Green EnviroTech entered into an (i) equipment purchase and installation agreement (the “Purchase Agreement”) with Agilyx (formally Plas2Fuel) Corporation (“Agilyx (formally Plas2Fuel)”), (ii) oil marketing and distribution agreement with Agilyx (formally Plas2Fuel) (the “Oil Marketing Agreement”), and (iii) license agreement with Agilyx (formally Plas2Fuel) (the “License Agreement”).  Plas2Fuel Corporation changed its name to Agilyx Corporation effective June 8, 2010.  All agreements and contracts negotiated as Plas2Fuel Corporation are still in full force and will be honored by Agilyx Corporation.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Pursuant to the Purchase Agreement, Green EnviroTech agreed to purchase, and Agilyx (formally Plas2Fuel) agreed to sell and install, a twelve vessel waste plastic to oil recycling system (the “System”), for a purchase price of $5,595,645. Green EnviroTech agreed to pay the purchase price over five installments.  On December 31, 2009, Agilyx (formally Plas2Fuel) issued a waiver to Green EnviroTech leaving it to the discretion of Green EnviroTech to implement the first installment due date before the equipment would be shipped.  As of December 31, 2010, the first installment date had not been determined.

Pursuant to the Oil Marketing Agreement, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

Pursuant to the License Agreement, Agilyx (formally Plas2Fuel) agreed to grant Green EnviroTech a limited license to use Agilyx (formally Plas2Fuel)’s proprietary technology and information in connection with operation of the System at Green EnviroTech’s facilities, for a license fee of 10% of Net Oil Revenue. On May 18, 2010, the License Agreement was amended to give Green EnviroTech an exclusive provisional right to the Auto Shredder Residue (“ASR”) market within North America. The right expires on January 1, 2021. Agilyx (formally Plas2Fuel) excluded producers they are servicing on Exhibit A which indicated “none”.  The exclusive right is contingent upon the Company purchasing from Agilyx (formally Plas2Fuel) and paying in full for Plastic Reclamation Units on a prearranged schedule as follows:

a)
Twelve (12) Plastic Reclamation Units (“ PRU’s ”) between January 1, 2010 and December 31, 2010; (As of December 31, 2010, no units had been ordered.  Even though no units have been ordered as set forth in the agreement, Agilyx still recognizes the Company as having exclusive rights with no liability to Agilyx until the first order. The Company expects to order their first units by the end of April 2011 as previously discussed.)

b)	Twenty (20) PRU’s between January 1, 2011 and December 31, 2011; and
c)	Forty (40) PRU’s between January 1, 2012 and December 31, 2012; and
d)	Forty (40) PRU’s between January 1, 2013 and December 31, 2013; and
e)	Forty (40) PRU’s between January 1, 2014 and December 31, 2014; and
f)	Forty (40) PRU’s between January 1, 2015 and December 31, 2015; and
g)	Forty (40) PRU’s between January 1, 2016 and December 31, 2016; and
h)	Forty (40) PRU’s between January 1, 2017 and December 31, 2017; and
i)	Forty (40) PRU’s between January 1, 2018 and December 31, 2018; and
j)	Forty (40) PRU’s between January 1, 2019 and December 31, 2019; and
k)	Forty (40) PRU’s between January 1, 2020 and December 31, 2020.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On December 4, 2009, the Company formed Green EnviroTech Wisconsin, Inc., (“GET WISC”) a Wisconsin Corporation in anticipation of opening a plant in Wisconsin. As of December 31, 2010, the Company is in discussions regarding the construction of a plant in Wisconsin, however, the original location in Fond de Lac, was abandoned as the lot was not large enough to facilitate a railroad spur, which would be needed.

On August 9, 2010, the Company formed Green EnviroTech Riverbank, Inc., (“GETRB”) a California Corporation in anticipation of opening the Riverbank, CA plant. The Company is currently leasing space in Riverbank, CA and anticipates operations to commence in the second quarter of 2011.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $3,261,492 and $599,152 for the years ended December 31, 2010 and 2009 and losses for the period October 6, 2008 (Inception) through December 31, 2010 of $3,957,579 and needs to raise additional funds to carry out their business plan. The Company has raised debt financing of $702,500 from non-related third parties through December 31, 2010 and $304,696 from the Company’s President through December 31, 2010.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations.

The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

Besides generating revenues from proposed operations, the Company may need to raise additional funds to expand operations to the point at which the Company can achieve profitability. The terms of new debt or equity that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company’s officers and directors may need to contribute additional funds to sustain operations.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “ Accounting and Reporting by Development Stage Enterprises ”. The Company has devoted substantially all of its efforts to the corporate formation and the raising of capital.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred. The Company through December 31, 2010, incurred some engineering and design costs on a facility they are planning to build. All of these costs are non-depreciable until the facility is in service.

Recoverability of Long-Lived Assets

The Company reviews long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenue from sales as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company anticipates that the plastics that are recovered will be their main source of revenue, with the automotive parts manufacturers being the primary market. However, the use of the Company’s recycled materials is not limited to just automotive parts, therefore the Company will market numerous other industries both domestically and internationally.

In addition, the Company believes that they will generate revenue from joint ventures with companies in the waste oil and waste plastics recycling businesses, including royalties generated by the sale of synthetic oil products developed by the joint venture partners.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2010	2009

Net loss	$(3,261,492)	$(599,152)

Weighted-average common shares
outstanding (Basic)	62,184,274	59,999,895

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	62,184,274	59,999,895

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $15,496 as of December 31, 2010 consists of the plastic raw materials that are awaiting conversion. There has been no reserve for obsolescence of inventory and inventory is only removed upon use. The Company includes in its Cost of Revenues its costs of materials as well as other direct costs in the delivery of its materials to the warehouse and products to its customers as well as freight and other costs. When the Company commences the conversion process they will also include the work in process inventory and finished goods in its inventory.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets

Impairment of Excess Purchase Price over Net Assets Acquired (Goodwill and Other Long-Term Assets) – The Company determines impairment by comparing the fair value of the goodwill, using the undiscounted cash flow method, with the carrying amount of that goodwill. ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with ASC 350.  ASC 350 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.”  The Company’s assessment for impairment of assets involves estimating the undiscounted cash flows expected to result from use of the asset and its eventual disposition. An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, and considers year-end the date for its annual impairment testing, unless information during the year becomes available that requires an earlier evaluation of impairment testing.

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 for 2007, and they evaluate their tax positions on an annual basis, and has determined that as of December 31, 2010, no additional accrual for income taxes is necessary.

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements . ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the consolidated financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10 , (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements . ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.

ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities ”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopted ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall , for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the rollforward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

In February 2010, the FASB issued ASU 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”. This update addresses both the interaction of the requirements of Topic 855, “Subsequent Events”, with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provision related to subsequent events (paragraph 855-10-50-4). The amendments in this update have the potential to change reporting by both private and public entities, however, the nature of the change may vary depending on facts and circumstances. Adoption of ASU 2010-09 did not have a material impact on the Company’s consolidated results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company was established with two classes of stock, common stock – 250,000,000 shares authorized at a par value of $0.001; and preferred stock – 25,000,000 shares authorized at a par value of $0.001.  On June 28, 2010, the Company approved the increase in the authorized common shares from 75,000,000 to 250,000,000.

On October 17, 2007, the Company issued 44,999,895 shares of common stock to one director for cash in the amount of $0.000334 per share for a total of $15,000.

On July 17, 2008, the Company sold 15,000,000 shares of common stock to a group of 26 investors for cash in the amount of $0.001667 per share for a total of $25,000 pursuant to a registration statement on Form S-1 which became effective on April 8, 2008.

In October 2009, Kristen Paul, the owner of 44,999,895 shares of the Company’s common stock sold her shares to Green EnviroTech Corp. These shares were cancelled. With the cancellation of those shares, Kristen Paul resigned as the sole officer and director and was replaced by former officers of Green EnviroTech.

Pursuant to the Merger Agreement, on November 20, 2009 (the “Closing Date”), the Subsidiary merged with and into Green EnviroTech resulting in Green EnviroTech becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company issued 44,999,895 shares of its common stock (the “Acquisition Shares”) to the shareholders of Green EnviroTech, representing 75% of the issued and outstanding common stock following the closing of the Merger. The outstanding shares of Green EnviroTech were cancelled.

On March 11, 2010, the Company effected a fifteen to 1 forward stock split in the form of a stock dividend. The shares and per share amounts included herein have been reflected retroactive to the stock split.

During the year ended December 31, 2010, the Company issued 2,600,000 shares of common stock with a fair value of $2,195,000 (between $0.65 and $1.00 per share). In addition, the Company issued 1,006,488 shares of common stock to convert loans payable that were outstanding to a related party (754,377) and to a non-related party (252,111). These shares were converted at $1.00 which was the fair value of the stock at the date of conversion. The Company also canceled 89,625 shares of common stock valued at $67,218 to a consultant for services not performed, as the certificate was returned.

As of December 31, 2010, there were 63,516,758 shares issued and outstanding.

The Company has not issued any preferred stock, options or warrants to date.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 4-	LOAN PAYABLE – RELATED PARTY

The Company had an unsecured, loan payable in the form of a line of credit with their CEO. The CEO had provided a line of credit up to $200,000 at 4% interest per annum to the Company to cover various expenses and working capital infusions until the Company can be funded. This loan was extended from the original due date of December 31, 2009 to December 31, 2010 and the amount was increased from $200,000 to $1,000,000. This loan has been extended again to December 31, 2011.  The CEO has advanced $1,205,056 from inception through December 31, 2010 and the Company repaid $145,982 of these advances.  The Company converted $754,377 of these advances into shares of common stock on May 11, 2010   at a $1 per share. The remaining principal under this loan due as of December 31, 2010 is $304,696. Interest expense for the year ended December 31, 2010 and 2009 is $12,375 and $9,581, respectively.  In addition, $15,642 of interest is accrued at December 31, 2010. The Company anticipates the CEO to convert the balance of these advances into common stock at $1 per share.

NOTE 5-	LOAN PAYABLE – OTHER

The Company entered into a loan payable in the amount of $300,000 with an unrelated third party on October 7, 2009. The loan matured January 29, 2010. Interest was due and payable on the first of the month for the prior month’s interest. The loan had a 15% interest rate. The Company repaid $200,000 in principal plus $5,960 in interest on this note, and extended the note to April 30, 2010 with a new principal balance of $100,000. The Company paid in full in April the $100,000 loan payable to Stacey Cooper.  Stacey Cooper agreed to receive stock from Wolfe Creek Mining, Inc. and cash in full payment of the note.  The directors of the Company agreed to issue 100,000 shares of common stock in payment of $48,000 of the note.  The Company gave 100,000 shares to Stacey Cooper in satisfaction of the $48,000 and decreased the Stacey Cooper loan balance by the $48,000 and the Company paid the balance of $52,000 in cash on April 14, 2010. The Company incurred $7,637 in interest through April 30, 2010. As of December 31, 2010, all accrued interest has been paid and the balance of this note is $0.

The Company received $215,000 on March 31, 2010 and an additional $35,000 on April 9, 2010 from HE Capital, SA as a loan.  However, the loan was not signed until April 14, 2010.  The Company recorded the loan on March 31, 2010.  These notes accrue interest at 8% annually. The Company accrued interest of $2,111 on the loan through May 11, 2010.  These amounts were converted into shares of common stock at a $1 per share.  On August 6, 2010, HE Capital loaned the Company $100,000 and loaned the Company an additional $50,000 on September 13, 2010.  These loans are for one year with 8% interest rate. The cash was used for operations of the Company during its development stage. HE Capital loaned the Company $22,500 on October 13. 2010 and $190,000 on December 3, 2010.  These loans are also for one year with 8% interest rate.  These loans were used to pay the fees and first and last lease payments on the Naranza Capital Partners equipment lease (see Note 8).  The total balance outstanding with HE Capital at December 31, 2010 is $362,500. Interest incurred on the $362,500 loans from HE Capital, SA for the year ended December 31, 2010 and accrued as of December 31, 2010 is $6,787.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 5-	LOAN PAYABLE – OTHER (CONTINUED)

The Company also entered into a loan payable with an individual in the amount of $20,000 at 10% due on demand. Interest expense for the year ended December 31, 2010 and accrued interest as of December 31, 2010 is $1,304. The Company repaid $10,000 of this note on August 10, 2010.  As of December 31, 2010 the loan still has an outstanding balance of $10,000.

On October 22, 2010, the Company entered into an engagement for independent introducing agent services with Legend Securities, Inc. (“LSI”) where in LSI has agreed to introduce investors to the Company in the form of equity and/or debt.  In accordance with the agreement, LSI is to receive 10% of the cash equivalent received by the Company as a fee and 2% of the cash equivalent as an expense allowance.

The Company as of December 31, 2010, raised $330,000 from the investors, and an additional $50,000 in January 2011. The amounts advanced to the Company were converted into a 12% Secured Debenture dated January 24, 2011 due July 24, 2011. In addition, the investors received 50% warrant coverage totaling 190,000 warrants dated January 24, 2011. LSI also received warrants as a fee totaling 19,000 (10% of the toal warrants issued). Interest on these notes through December 31, 2010 and accrued as of December 31, 2010 (12%) was $2,650.

LSI received as compensation for this agreement, $39,600 in fees and expenses in 2010 and $6,000 on January 21, 2011.  (see Note 9, Subsequent Events).

NOTE 6-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 6-	PROVISION FOR INCOME TAXES (CONTINUED)

As of December 31, 2010, there is no provision for income taxes, current or deferred.

Net operating losses	$1,345,577
Valuation allowance	(1,345,577)

$-

At December 31, 2010, the Company had a net operating loss carry forward in the amount of $3,957,579, available to offset future taxable income through 2030.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the yearS ended December 31, 2010 and 2009 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

NOTE 7-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 7-	FAIR VALUE MEASUREMENTS (CONTINUED)

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Total

Cash	$26,184	-	-	$26,184

Total assets	$26,184	-	-	$26,184

NOTE 8-	COMMITMENTS

Agilyx Agreements

On December 12, 2009, Green EnviroTech entered into an (i) equipment purchase and installation agreement (the “Purchase Agreement”) with Agilyx (formally Plas2Fuel) Corporation (“Agilyx (formally Plas2Fuel)”), (ii) oil marketing and distribution agreement with Agilyx (formally Plas2Fuel) (the “Oil Marketing Agreement”), and (iii) license agreement with Agilyx (formally Plas2Fuel) (the “License Agreement”).  Plas2Fuel Corporation changed its name to Agilyx Corporation effective June 8, 2010.  All agreements and contracts negotiated as Plas2Fuel Corporation are still in full force and will be honored by Agilyx Corporation.

Pursuant to the Purchase Agreement, Green EnviroTech agreed to purchase, and Agilyx (formally Plas2Fuel) agreed to sell and install, a twelve vessel waste plastic to oil recycling system (the “System”), for a purchase price of $5,595,645. Green EnviroTech agreed to pay the purchase price over five installments.  On December 31, 2009, Agilyx (formally Plas2Fuel) issued a waiver to Green EnviroTech leaving it to the discretion of Green EnviroTech to implement the first installment due date before the equipment would be shipped.  As of December 31, 2010, the first installment date had not been determined.

Pursuant to the Oil Marketing Agreement, Green EnviroTech agreed to provide to Agilyx (formally Plas2Fuel), on an exclusive basis, the crude oil generated by the System, meeting the specifications set forth in the Oil Marketing Agreement, and Agilyx (formally Plas2Fuel) agreed to broker the oil for sale to third parties, for a commission of 10%. The Oil Marketing Agreement has a term of five years commencing on December 12, 2009, which will renew automatically for successive one year terms unless either party provides written notice at least 90 days prior to such renewal.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	COMMITMENTS (CONTINUED)

Agilyx Agreements (continued)

Pursuant to the License Agreement, Agilyx (formally Plas2Fuel) agreed to grant Green EnviroTech a limited license to use Agilyx (formally Plas2Fuel)’s proprietary technology and information in connection with operation of the System at Green EnviroTech’s facilities, for a license fee of 10% of Net Oil Revenue. On May 18, 2010, the License Agreement was amended to give Green EnviroTech an exclusive provisional right to the Auto Shredder Residue (“ASR”) market within North America.  The right expires on January 1, 2021.  Agilyx (formally Plas2Fuel) excluded producers they are servicing on Exhibit A which indicated “none”.  The exclusive right is contingent upon the Company purchasing from Agilyx (formally Plas2Fuel) and paying in full for Plastic Reclamation Units on a prearranged schedule as follows:

a)
Twelve (12) Plastic Reclamation Units (“ PRU’s ”) between January 1, 2010 and December 31, 2010; (as of December 31, 2010 no Units had been ordered.  Even though no units have been ordered as set forth in the agreement, Agilyx still recognizes the Company as having exclusive rights with no liability to Agilyx until the first order.  The Company expects to order their first units by the end of April 2011 as previously discussed.)

b)	Twenty (20) PRU’s between January 1, 2011 and December 31, 2011; and
c)	Forty (40) PRU’s between January 1, 2012 and December 31, 2012; and
d)	Forty (40) PRU’s between January 1, 2013 and December 31, 2013; and
e)	Forty (40) PRU’s between January 1, 2014 and December 31, 2014; and
f)	Forty (40) PRU’s between January 1, 2015 and December 31, 2015; and
g)	Forty (40) PRU’s between January 1, 2016 and December 31, 2016; and
h)	Forty (40) PRU’s between January 1, 2017 and December 31, 2017; and
i)	Forty (40) PRU’s between January 1, 2018 and December 31, 2018; and
j)	Forty (40) PRU’s between January 1, 2019 and December 31, 2019; and
k)	Forty (40) PRU’s between January 1, 2020 and December 31, 2020.

Wisconsin Site

The Company had previously announced it was exploring the idea of opening a plant in Fond du Lac, Wisconsin.  However, the decision has now been decided to locate the plant in another city in Wisconsin.  There were no incentives offered by Fond du Lac other than to offer to sale land suitable for plant construction when no building for lease was found suitable for the Company’s needs.  The Industrial Park location appeared to be suitable and the Company started design work on the location.  The site called for a rail spur which was turned down by the railroad for lack of enough space to meet their requirements.  The Company looked elsewhere and decided to direct its efforts to Sheboygan where the city has offered incentives and the city has commercial building space available suitable for the needs of the plant.  The area also has a pool of experienced work force available to compliment the employee requirements needed for the plant.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	COMMITMENTS (CONTINUED)

Wisconsin Site (continued)

The Company received on September 23, 2010 an Incentive Offer from the City of Sheboygan laying out its proposal of incentives for the Company to consider locating its plant in Sheboygan.  Sheboygan offered a low-interest loan in the amount of $400,000 to be used for equipment, working capital, or training purposes from its Business Development Loan Program.  The city offered to sponsor a bond resolution for the Industrial Revenue Bonds which can be used for funding of a large portion of the project.  The city will sponsor and prepare the grant application for a Transportation Economic Assistance Grant for assistance of up to 50% of the costs of a railroad spur if the Company qualifies.  The city is working with a Bay-Area Workforce Development Board in conjunction with a Technical College who are proposing a $100,000 grant for training associated with start-up of the new building and equipment.  The city spoke to Alliant Energy who offers a Shared Savings program that is available if the efficiency levels of our equipment, meets their energy savings.  This could equate to 2% money toward a five year loan.  The city reports there are energy efficiency incentives from the Wisconsin Public Service as well.

Employment Agreements

The Company executed on February 19, 2010 employment contracts for the hire of its Chief Executive Officer for a term of 36 months with one year automatic extensions and its President and Chief Technology Officer for a term of 12 months with one year automatic extensions. Each contract provided for base and incentive salary as well as carried a ten year stock option incentive for the purchase of up to 200,000 of the Company’s common shares at the exercise price of $0.30 which was the closing price of the Company’s common stock on the OTCBB on February 18, 2010.  These shares shall vest in 66,667 amounts on each of November 1, 2010 and 2011 and 66,666 on November 1, 2012, assuming the Executive is employed by the Company on such vesting dates.  The employment agreements were terminated on October 1, 2010. The employment agreements were terminated until the Company can raise funds. Once the appropriate funds have been raised, the Company will enter into new employment agreements with senior management. Any amounts that were accrued as salary for these individuals was reversed and no stock options were issued.

On August 9, 2010, the Chief Technology Officer with consent of the Company resigned his position with the Company as its CTO in order to work as a consultant to the Company for Ergonomy, LLC, a company the CTO helped form and is already an officer.  The Company has a long standing contract with Ergonomy to use its technology.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	COMMITMENTS (CONTINUED)

Magic Bright Transaction

During the third quarter, the Company issued a Letter of Intent to explore the possibility of purchasing a Hong Kong based Trading Company (Magic Bright) for stock and cash.   The company is a plastics brokerage company brokering plastic in Europe and Asia. This Letter of Intent was formalized into an agreement in February 2011 (see Note 9).

Lease Agreements - Riverbank

On September 1, 2010, the Company signed a five year lease for office space and opened its Riverbank, California offices and changed its corporate offices to California.  The office is staffed by the CEO and three office personnel.  The office space is approximately 1,100 sq ft.  The lease calls for lease payments in the amount of $600 per month the first year, $618 per month the 2 nd year, $637 per month the 3 rd year, $656 per month the 4 th year and $675 per month the 5 th year.

On December 1, 2010, the Company signed a five year lease for plant space in Riverbank, California in anticipation of opening its Riverbank Plant.  The plant space is approximately 37,800 sq ft.  The lease calls for lease payments in the amount of $1,900 per month the first 6 months, $10,584 for the next 6 months, $10,902 per month the 2 nd year, $11,229 per month the 3 rd year, $11,565 per month the 4 th year and $11,912 per month the 5 th year.

On December 1, 2010, the Company signed a six month lease for 5,175 sq. ft. of space in Riverbank, California to store non-hazardous plastic material that is covered.  The lease calls for lease payments in the amount of $518 per month.

Capital Lease – Riverbank

On September 24, 2010, the Company received a “term sheet” from Naranza Capital Partners for the lease purchase of $5,000,000 of equipment to be placed in the Riverbank facility.   On November 23, 2010, the Company signed an Equipment Lease Agreement with Naranza Capital Partners for the lease of the equipment needed in the Riverbank Plant.  This Capital Lease also included the installation of this equipment and has a $1 (one dollar) buyout clause.  The term of the lease is for five years (60 months) starting from the date the equipment is operational. The Company paid an application fee of $12,500 plus the first and last month’s lease payments in the amount of $128,945 each.  The Company also paid $10,000 doc fees, site visit fee and legal fees.  As of December 31, 2010, the equipment had not been ordered for shipment. The plant will produce sweet crude oil using the Agilyx technology.  The material to be used in the technology is from an agricultural waste plastic stream, the Company will obtain at no cost to the Company.  The transportation of the waste plastic to the plant is the only cost. The Company has also received draft approval documents from the Air Resource Board with authority to proceed with the development of the plant. This is the first license of its kind to be issued in California for construction of a facility to use this technology.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	COMMITMENTS (CONTINUED)

Capital Lease – Riverbank (continued)

The Company will recognize the assets and the obligation under the capital lease at the time that Naranza Capital Partners honors the commitment and places the order of the equipment and installs the equipment. The deposits are recognized as non-current assets on the Company’s consolidated balance sheets at December 31, 2010.

Riverbank Site

On October 4, 2010, the Company received a letter from the City of Riverbank’s Local Redevelopment Authority (LRA) outlining its support and enthusiasm for the Company’s decision to proceed with the development of a plant facility in Riverbank and for opening its corporate offices in their city.  To show their commitment to the Company’s success in Riverbank, the LRA is preparing the Community Development Block Grant (CDBG) Over-The-Counter (OTC) Grant Application in support of the Company.   The Grant provides for the creation and retention of jobs.  The funds are awarded at a rate of $35,000 per estimated new job created.  The LRA is working with the granting agency and the State’s Department of Housing & Community Development, to provide $5 million in funds over the next two years for site infrastructure improvements, business working capital, job training and equipment in the form of both grants and loans.  In addition, the LRA is prepared to offer the Company in-kind contributions totaling $2,000,000 to support the project, including staff support, building improvements, local building and processing fees, electrical upgrades, rail improvements and infrastructure upgrades.  The Company appreciates the support the community of Riverbank is providing.  Before the close of the year, the City of Riverbank notified the Company that it had received instruction from the State of California’s Economic Development panel providing funds to the City of Riverbank for the use of the Company that it was unable to provide such funds presently.

0n October 8, 2010 the Company received a Letter of Intent from Ravago Manufacturing Americas for joint activities with the Company. Ravago has experience as an engineering resin custom compounder, toll and producer services provider, and world class recycler of both engineering polymers and basic commodity plastics has made them one of America's leading resins suppliers. Their broad product portfolio and unique manufacturing assets allow for versatility beyond compare. Ravago has facilities strategically located to serve both the producer and end user, with activities in the Midwest, Southeast, and Gulf Coast regions.  In the Ravago Letter of Intent, Ravago will install and operate manufacturing equipment in Green EnviroTech’s facilities to produce compounded plastic products.  Ravago will provide all materials needed to make the compound to specification. The Company will purchase virgin plastic material from another division of Ravago, H. Muehlstein. This virgin material will be mixed with the reclaimed plastic to make compound plastic to specification. The Company will pay Ravago $0.15 per pound for the compound produced. Ravago, with its worldwide customer list, will take 100% of the compounded material produced at the Company facilities and market the material for a 10% commission thru its division ENTEC.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	COMMITMENTS (CONTINUED)

Riverbank Site (continued)
This Letter of Intent from Ravago has the potential to save the Company millions of dollars for the purchase of compounding equipment, operations and maintenance of the equipment as well as provides the Company a Sales and Marketing Department. The Letter of Intent, if executed will make Ravago the Company’s only customer for its compound material. The Company met with executives of Ravago on February 23, 2011 and negotiated the final agreement between Ravago and the Company.  The Company is working towards executing this agreement by the end of March, 2011.

NOTE 9-	SUBSEQUENT EVENTS

As of January 24, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into a series of securities purchase agreements with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of $380,000 in 12% secured debentures (the “Debentures”). Legend Securities, Inc. a broker dealer which is a member of FINRA, received a commission of $45,600 and 19,000 warrants at an exercise price of $0.40 in connection with the sale of the Debentures. The Debentures are due at the earlier of 6 months from the date of issuance or upon the Company receiving gross proceeds from subsequent financings in the aggregate amount of $1,000,000. The Debentures bear interest at the rate of 12% per annum, payable upon maturity. The Debentures are secured by the assets of the Company pursuant to security agreements entered into between the Company and the Investors. The Company also issued to the Investors five-year warrants to purchase an aggregate of 190,000 shares of common stock at an exercise price of $0.40, which may be exercised on a cashless basis.

In January of 2011, the State of Wisconsin Investment Board indicated its interest to commit $5 million in a low interest loan to the Company for the purchase of a building in Sheboygan, Wisconsin to be used for the Sheboygan Plant.

On January 25, 2011, Jeffrey Chartier resigned as President and as a director of Green EnviroTech Holdings Corp. (the “Company”). In connection with Mr. Chartier’s resignation, the Company and Mr. Chartier entered into a separation agreement pursuant to which he agreed to a six month lock-up of the 4,495,680 shares of the Company’s common stock he owns (the “JC Shares”), and subsequent “leak-out” selling of no more than 1% of the Company’s issued and outstanding shares of common stock in any 90 day period, in consideration for which the Company agreed to issue Mr. Charter 50,000 shares of common stock (the “LL Transfer Shares”).  Mr. Chartier relinquished voting rights to his 4,495,680 shares of common stock, giving Gary DeLaurentiis (the Company’s Chief Executive Officer and Chairman) the proxy to vote such shares, in consideration for which the Company agreed to issue Mr. Chartier 25,000 shares of common stock (the “Proxy Transfer Shares”).  Mr. Chartier provided the Company a right of first refusal on any proposed sale of the JC Shares, LL Transfer Shares, Proxy Transfer Shares, and an additional 25,000 shares the Company agreed to issue to Mr. Chartier as partial reimbursement for $30,000 of outstanding expenses.  The Company agreed to issue and/or cause the transfer of an additional 50,000 shares of common stock for Mr. Chartier as severance.  Mr. Chartier provided a general release.

GREEN ENVIROTECH HOLDINGS CORP.
(FORMERLY WOLFE CREEK MINING, INC.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 9-	SUBSEQUENT EVENTS (CONTINUED)

On January 27, 2011, Wayne Leggett was elected to the Board of Directors of the Company, and Lou Perches was appointed Chief Operating Officer of the Company. Mr. Leggett has been the Company’s Chief Financial Officer since March 2010. Mr. Perches will receive a salary of $7,500 per month for six months during which he will devote 100% of his business time to the Company.

In February of 2011, the Company retained the services of The S.T.A.T. Group LLC to handle its investor relations program and to communicate the Company’s business and growth strategy to the investment community.

On February 14, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into a securities purchase agreement with Magic Bright Limited, a Hong Kong corporation (“Magic Bright”), and the members of Magic Bright. (the “Sellers”). Pursuant to the Purchase Agreement, Company agreed to purchase, and the Sellers agreed to sell, all of the issued shares of Magic Bright (the “Ordinary Shares”), subject to the terms and conditions therein.  Company agreed to pay to the Sellers, in consideration for the Ordinary Shares, an aggregate purchase price of $6,000,000, consisting of $1,000,000 in cash (the “Cash Consideration”) and $5,000,000 in securities. The Cash Consideration will be payable as follows: (i) $300,000 on the closing date; (ii) $300,000 on June 16, 2011; (iii) $200,000 on September 16, 2011; and (iv) $200,000 on December 16, 2011. The $5,000,000 in securities will be payable in the form of 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (with a stated value of $5.00 per share), which the Company shall issue to the Sellers on the closing date.  Company agreed to use its reasonable best efforts to obtain at least $3,000,000 in net proceeds from financings and allocate such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright within the period of 15 months from the closing. If the Company (i) does not obtain and allocate at least $2,000,000 of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the Cash Consideration by December 16, 2011, each Seller shall have the option to re-purchase the Ordinary Shares sold by such Seller to the Company, in exchange for the Preferred Shares issued by the Company to such Seller.  Three years from the closing, each Seller will have a one-time ninety (90) day option (“Buy Back Option”) to purchase back 50.1% of the  Ordinary Shares sold by such Seller to the Company, in exchange for the 50% of the Preferred Shares issued by the Company to such Seller (or the fair market equivalent in cash of such shares).  Company agreed, on or prior to closing, to (i) have the Seller Wong Kwok Wing, Tony (“Tony”), appointed to the Company’s board of directors, (ii) enter into an employment agreement with Tony in form and substance satisfactory to Tony, and (iii) issue an aggregate of 184,000 shares of common stock to employees of Magic Bright.

On March 16, 2011, the Company entered into Amendment No. 1 to Securities Purchase Agreement, dated as of February 14, 2001, among the Company, Magic Bright Limited, a Hong Kong corporation and the members of Magic Bright.  Pursuant to the Amendment, the deadline for the closing of the acquisition by the Company of the issued shares of Magic Bright under the Purchase Agreement was extended from March 16, to March 25, 2011.

On March 25, 2011, the Company entered into Amendment No. 2 to Securities Purchase Agreement, dated as of February 14, 2001, among the Company, Magic Bright Limited, a Hong Kong corporation and the members of Magic Bright.  Pursuant to the Amendment, the deadline for the closing of the acquisition by the Company of the issued shares of Magic Bright under the Purchase Agreement was extended from March 25, to March 30, 2011.  Magic Bright Limited became a subsidiary of the Company on March 30, 2011.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in the Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$178
Accounting fees and expenses	$10,000
Legal fees and expenses	$60,000
Miscellaneous	$5,000
Total	$75,178

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation and by-laws provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On November 20, 2009, the Company issued 45,000,000 shares of common stock of the Company to the shareholders of Green EnviroTech in exchange for the cancellation of their shares of Green EnviroTech.

At inception in October 2008, Green EnviroTech issued 8,823,529 shares of common stock to its founders for $30,000 in cash and services valued at $58,235.

As of January 24, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into a series of securities purchase agreements with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of $380,000 in 12% secured debentures (the “Debentures”). Legend Securities, Inc. a broker dealer which is a member of FINRA, received a commission of $44,600 in connection with the sale of the Debentures. The Debentures are due at the earlier of 6 months from the date of issuance or upon the Company receiving gross proceeds from subsequent financings in the aggregate amount of $1,000,000. The Debentures bear interest at the rate of 12% per annum, payable upon maturity. The Debentures are secured by the assets of the Company pursuant to security agreements entered into between the Company and the Investors. The Company also issued to the Investors five-year warrants to purchase an aggregate of 190,000 shares of common stock at an exercise price of $0.40, which may be exercised on a cashless basis.

On March 30, 2011, the Company issued 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock to the shareholders of Magic Bright in exchange for the issued shares of Magic Bright. On March 30, 2011, the Company issued 184,000 shares of common stock to the employees of Magic Bright pursuant to the terms of the purchase agreement for the acquisition of Magic Bright.

On April 8, 2011, the Company issued to Centurion 290,641 shares of common stock as a commitment fee  and 31,250 shares of common stock as a due diligence/legal and administrative fee  pursuant to the Investment Agreement between the Company and Centurion.

On February 28, 2011, we issued 100,000 shares of common stock for legal services.

On May 25, 2011, we issued three-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $.01 to Wayne Leggett, our chief financial officer, and three-year warrants to purchase 500,000 shares of common stock at an exercise price of $0.01 to Lamar Leggett, the brother of Wayne Leggett (as the designee of Wayne Leggett), for services provided by Wayne Leggett.

In connection with the foregoing, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

ITEM 16. EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to our registration statement on Form S-1 (File No. 333-149626), filed with the Securities and Exchange Commission on March 11, 2008)

3.2	Certificate of Amendment of Incorporation (incorporated by reference to our current report on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2010)

3.3	Certificate of Designation of Magic Bright Acquisition Series C Convertible Preferred Stock (incorporated by reference to our current report on Form 8-K filed with the SEC on February 15, 2011)

3.4	By-Laws (incorporated by reference to our registration statement on Form S-1 (File No. 333-149626), filed with the Securities and Exchange Commission on March 11, 2008)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1
Agreement and Plan of Merger, dated November 20, 2009, by and among the Company, Green Enviro Tech Corp. and Green EnviroTech Acquisition Corp. (incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2009)

10.2
Equipment Purchase and Installation Agreement, dated December 12, 2009, by and among Green Enviro Tech Corp., and Plast2Fuel Corporation (incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2009)

10.3
Oil Marketing and Distribution Agreement, dated December 12, 2009, by and among Green Enviro Tech Corp. and Plast2Fuel Corporation (incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2009)

10.4
License Agreement, dated December 12, 2009, by and among Green Enviro Tech Corp. and Past2Fuel Corporation (incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2009)

10.5	Employment Agreement between the Company and Gary De Laurentiis (incorporated by reference to our annual report on Form 10-K filed with the SEC on April 8, 2010)

10.6	Employment Agreement between the Company and Jeffrey Chartier (incorporated by reference to our annual report on Form 10-K filed with the SEC on April 8, 2010)

10.7	Employment Agreement between the Company and Andrew Kegler (incorporated by reference to our annual report on Form 10-K filed with the SEC on April 8, 2010)

10.7	HE Capital, SA Note dated April 14, 2010 (incorporated by reference to our quarterly report on Form 10-Q filed with the SEC on May 12, 2010)

10.8
First Amendment to Plas2Fuel License Agreement, dated May 18, 2010, by and between Green EnviroTech and Plas2Fuel, Inc.  (incorporated by reference to our current report on Form 8-K filed with the SEC on June 8, 2010)

10.9	License Agreement, dated April 30, 2010, by and between Green EnviroTech and Ergonomy (incorporated by reference to our current report on Form 8-K filed with the SEC on June 8, 2010)

10.10	License Agreement, dated May 18, 2010, by and between Green EnviroTech and Thar Process, Inc. (incorporated by reference to our current report on Form 8-K filed with the SEC on June 8, 2010)

10.11	License Agreement, dated May 18, 2010, by and between Green EnviroTech and Thar Process, Inc. (incorporated by reference to our current report on Form 8-K filed with the SEC on June 8, 2010)

10.12	8% Promissory Note, dated August 6, 2010 (incorporated by reference to our quarterly report on Form 10-Q, filed with the SEC on November 9, 2010)

10.13	8% Promissory Note, dated September 13, 2010 (incorporated by reference to our quarterly report on Form 10-Q, filed with the SEC on November 9, 2010)

10.14	Form of Securities Purchase Agreement (incorporated by reference to our current report on Form 8-K filed with the SEC on January 27, 2011)

10.15	Form of Debenture (incorporated by reference to our current report on Form 8-K filed with the SEC on January 27, 2011)

10.16	Form of Security Agreement (incorporated by reference to our current report on Form 8-K filed with the SEC on January 27, 2011)

10.17	Form of Warrant (incorporated by reference to our current report on Form 8-K filed with the SEC on January 27, 2011)

10.18	Separation Agreement, dated as of January 25, 2011, between the Company and Jeffrey Chartier (incorporated by reference to our current report on Form 8-K filed with the SEC on January 31, 2011)

10.19
Securities Purchase Agreement, dated February 14, 2011, between the Company, Magic Bright and the Sellers (incorporated by reference to our current report on Form 8-K filed with the SEC on February 15, 2011)

10.20	Amendment No. 1 to Securities Purchase Agreement, between the Company, Magic Bright and the Sellers, dated March 16, 2011 (incorporated by reference to Form 8-K filed with the SEC on March 18, 2011)

10.21	Amendment No. 2 to Securities Purchase Agreement, between the Company, Magic Bright and the Sellers, dated March 25, 2011 (incorporated by reference to Form 8-K filed with the SEC on March 31, 2011)

10.22	Employment Agreement, dated as of March 30, 2011 between the Company and Wong Kwok Wing, Tony, dated as of March 31, 2011 (incorporated by reference to Form 8-K filed with the SEC on April 1, 2011)

10.23	Investment Agreement, dated as of April 8, 2011, between the Company and Centurion (incorporated by reference to Form 8-K filed with the SEC on April 14, 2011)

10.24	Registration Rights Agreement, dated as of April 8, 2011, between the Company and Centurion (incorporated by reference to Form 8-K filed with the SEC on April 14, 2011)

21.1	List of Subsidiaries (incorporated by reference to our Form 10-K filed with the SEC on April 4, 2011 and incorporated herein by reference)

23.1	Consent of KBL, LLP*

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

*Filed herewith

ITEM 17. UNDERTAKINGS

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverbank, State of California, on July 8, 2011.

GREEN ENVIROTECH HOLDINGS CORP.

By:	/s/ Gary DeLaurentiis
Gary DeLaurentiis
Chief Executive Officer (principal executive officer)

By:	/s/ Wayne Leggett
Wayne Leggett
Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary M. DeLaurentiis	Chief Executive Officer and Chairman of the Board	July 8, 2011
Gary De Laurentiis	(Principal executive officer)

/s/ Wayne Leggett
Wayne Leggett	Chief Financial Officer and Director (Principal financial and accounting officer)	July 8, 2011

Wong Kwok Wing, Tony	Director